                                   Exhibit "A"

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

--------------------------------------   x
                                         :
In re:                                   :
                                         :
TBS INTERNATIONAL LIMITED,               :
TBS SHIPPING INTERNATIONAL LIMITED,      :
TECHNOTRADE LIMITED,                     :
WESTBROOK HOLDINGS LTD.,                 :
ASIA-AMERICA OCEAN CARRIERS LTD.,        :
BEDFORD MARITIME CORP.,                  :
BRIGHTON MARITIME CORP.,                 :
COLUMBUS MARITIME CORP.,                 :   Chapter 11
CORTLAND NAVIGATION CORP.,               :
FRANKFORT MARITIME CORP.,                :   Case Nos. 00-41696 (PCB) through
HANCOCK NAVIGATION CORP.,                :   00-41712 (PCB)
HARI MARITIME CORP.,                     :
NEWKIRK NAVIGATION CORP.,                :   (Jointly Administered)
PROSPECT NAVIGATION CORP.,               :
SUMMIT MARITIME CORP.,                   :
TREMONT MARITIME CORP., and              :
WHITEHALL MARINE TRANSPORT CORP.,        :
                                         :
               Debtors.                  :
--------------------------------------   x

                  THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
                 DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

James P. Ricciardi, P.C. (JR 5901)
Rosalie W. Gray (RG 5208)
Audrey S. Trundle (AT 8149)
GIBSON, DUNN & CRUTCHER LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

Counsel for Debtors                                        Dated: August 3, 2000

                                TABLE OF CONTENTS

                                                                            Page
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                                      i

                                                                            Page
                                                                            ----

III.  CONSOLIDATION OF CERTAIN ESTATES, AND CLASSIFICATION AND TREATMENT

         3.7.     Treatment of Class A-5 - TBS International Equity
                     Interests................................................12

                                     ii

                                                                            Page
                                                                            ----

V.    PROVISIONS REGARDING VOTING, EFFECT OF REJECTION BY IMPAIRED

                                       iii

                                                                            Page
                                                                            ----

         11.2.    Authorization of Effectuating Documents and Further
                     Transactions.............................................27
         11.3.    Exemption from Transfer Taxes...............................27
         11.4.    Statutory Fees..............................................27
         11.5.    Termination of Creditors Committee..........................27
         11.6.    Employment and Payment of Debtors' Professionals After

EXHIBIT A TO PLAN - SUMMARY OF TERMS OF AMENDED AND RESTATED FIRST
                    NOTES....................................................A-l
EXHIBIT B TO PLAN - SUMMARY OF TERMS OF NEW PREFERRED SHARES.................B-l
EXHIBIT C TO PLAN - SUMMARY OF TERMS OF NEW CLASS C COMMON SHARES............C-l

                                       iv

                                                                            Page
                                                                            ----
EXHIBIT D TO PLAN - SUMMARY OF TERMS OF NEW SERIES A PREFERRED WARRANTS
                    AND NEW SERIES B PREFERRED WARRANTS......................D-l

                                        v

                     JOINT PLAN OF REORGANIZATION OF DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

          TBS International Limited and its affiliates in the above-captioned jointly administered chapter 11 cases propose the following joint plan of reorganization pursuant to section 1121(a) of title 11 of the United States
Code:

                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

          1.1. DEFINITIONS. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

               1.1.1. Administrative Expense Claim means any Claim against the
     Debtors under sections 503(b) and 507(a)(l) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the Debtors' estates, any actual and necessary expenses of operating the Debtors' business during the pendency of the Chapter 11
     Cases, all compensation or reimbursement of expenses allowed by the
     Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, the costs of curing defaults under leases and executory contracts assumed under
     Section VI of the Plan, and the fees and expenses of the Bermuda Liquidator and any of his advisors serving in connection with the Bermuda Proceedings and any other "Scheme Priority Claim" pursuant to the Bermuda Scheme.

               1.1.2. Allowed means, (a) with respect to a Claim other than a
     Noteholder Claim, a Claim or any portion thereof (i) that has been allowed pursuant to a Final Order, (ii) for which a proof of claim bar date has been established and a proof of claim has been timely filed with the
     Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or a
     Final Order of the Bankruptcy Court, and as to which either (x) no objection to its allowance has been filed within the applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or a Final
     Order of the Bankruptcy Court, or (y) any objection to its allowance has been settled, withdrawn, or has been denied by a Final Order, or (iii) that has been expressly allowed in the Plan; provided, however, that all Claims for which no proof of claim bar date has been established shall be treated for all purposes as if the Chapter 11 Cases have not been commenced and the determination of whether any such Claims shall be allowed and/or the amount thereof shall be determined, resolved or adjudicated, as the case may be, in the procedural manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; (b)
     with respect to a Noteholder Claim, any such Claim as is properly reflected in the records of the registrar for the First Preferred Ship Mortgage Notes or any agent thereof pursuant to the Indenture and allowed in the amount set forth in Section 3.5. hereof; and (c) with respect to an Equity
     Interest, any such Equity Interest as is properly reflected in the books and records of the Debtor in which such Equity Interest is held.

               1.1.3. Amended and Restated First Notes means the notes described in Exhibit A to the Plan, in the aggregate principal amount of $50 million
     (with the remaining $60 million in aggregate principal amount of the First
     Preferred Ship Mortgage Notes, together with accrued and unpaid interest on the original aggregate principal amount of $110 million and other charges through the Effective Date, being cancelled and discharged), to be authorized under Section 7.6.1 of the Plan and to be issued and distributed to holders of Allowed Noteholder Claims as set forth in Section 3.5 of the
     Plan.

               1.1.4. Asia-America means Asia-America Ocean Carriers Ltd., one of the Debtors herein (but not one of the Consolidated Debtors).

               1.1.5. RESERVED

               1.1.6. RESERVED

               1.1.7. RESERVED

               1.1.8. RESERVED

               1.1.9. RESERVED

               1.1.10. RESERVED

               1.1.11. RESERVED

               1.1.12. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

               1.1.13. Bankruptcy Court means the United States District Court for the Southern District of New York, having jurisdiction over the Chapter
     11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

               1.1.14. Bankruptcy Rules means the Federal Rules of Bankruptcy
     Procedure, as amended from time to time, as applicable to the Chapter 11
     Cases, including the local rules and general orders of the Bankruptcy
     Court.

               1.1.15. Bermuda Court means the Supreme Court of Bermuda.

               1.1.16. Bermuda Liquidator means Malcolm L. Butterfield, the provisional liquidator appointed in the Bermuda Proceedings.

               1.1.17. Bermuda Proceedings means the winding up proceedings initiated by TBS Shipping on July 6, 2000, as Case No. 212 of 2000, in the
     Bermuda Court.

               1.1.18. Bermuda Scheme means the creditors' scheme of arrangement between TBS Shipping and its scheme creditors, consisting of the holders of the First Preferred Ship Mortgage Notes, substantially in the form attached to the Disclosure Statement as Attachment 2.

               1.1.19. Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York are required or authorized to close.

               1.1.20. Cash means the legal tender of the United States of
     America.

               1.1.21. Chapter 11 Cases means the cases under chapter 11 of the
     Bankruptcy Code commenced by the Debtors and currently pending in the
     Bankruptcy Court as Jointly Administered Chapter 11 Case Nos. 00-41696
     (PCB) through 00-41712 (PCB).

               1.1.22. Claim means (a) any right to payment from any of the
     Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured,

                                        2

     unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. The term includes all Claims incurred prior to the Commencement
     Date as well as Claims incurred after the Commencement Date and prior to the Effective Date.

               1.1.23. Commencement Date means July 6, 2000, the date on which the Debtors commenced the Chapter 11 Cases.

               1.1.24. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

               1.1.25. Confirmation Order means the order of the Bankruptcy
     Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

               1.1.26. Consenting Noteholders means the signatories to the
     Restructuring Agreement that are holders of, or investment managers or advisors for certain discretionary accounts that are holders of, the First
     Preferred Ship Mortgage Notes.

               1.1.27. Consolidated Debtors means one or more of the Debtors other than Asia-America.

               1.1.28. Consolidated Estates means the Estate of TBS
     International after the Estate of each of the other Consolidated Debtors has been consolidated therewith in accordance with the terms of the
     Confirmation Order.

               1.1.29. RESERVED

               1.1.30. Consolidated Priority Claim means any Claim against the
     Consolidated Debtors, other than a Priority Tax Claim, entitled to priority in right of payment under subsection 507(a) of the Bankruptcy Code.

               1.1.31. Consolidated Secured Claim means any Claim against the
     Consolidated Debtors that is secured by a lien against collateral, to the extent of the value of the collateral as determined in accordance with section 506(a) of the Bankruptcy Code; or any Claim against the
     Consolidated Debtors that has a right of setoff under section 553 of the
     Bankruptcy Code, to the extent of such right of setoff; provided, however, that such term shall not include any Noteholder Claim.

               1.1.32. Consolidated Unsecured Claim means any Claim against the
     Consolidated Debtors that is not a Consolidated Secured Claim, but excluding any Administrative Expense Claim, Priority Tax Claim,
     Consolidated Priority Claim or Noteholder Claim against the Consolidated
     Debtors.

               1.1.33. Corporate Documents means, with respect to each of the
     Debtors, the certificate of incorporation, formation or registration, articles of incorporation or association, memorandum of association, memorandum of continuance, charter, bye-laws, or one or more similar agreements, instruments or documents constituting the organization or formation of each of the Debtors.

                                        3

               1.1.34. Creditors Committee means the official committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy
     Code, as the same may be reconstituted from time to time by action of the
     U.S. Trustee or order of the Bankruptcy Court.

               1.1.35. Debtors means one or more of TBS International, TBS
     Shipping, Technotrade Limited, Westbrook Holdings Ltd., Asia-America,
     Bedford Maritime Corp., Brighton Maritime Corp., Columbus Maritime Corp.,
     Cortland Navigation Corp., Frankfort Maritime Corp., Hancock Navigation
     Corp., Hari Maritime Corp., Newkirk Navigation Corp., Prospect Navigation
     Corp., Summit Navigation Corp., Tremont Maritime Corp., and Whitehall
     Marine Transport Corp., in their capacities as prepetition, postpetition or postconfirmation debtors and as singular, consolidated, amalgamated, merged or reorganized entities, depending upon the context. As appropriate, the term also refers to both the Consolidated Debtors and Asia-America.

               1.1.36. Disclosure Statement means the disclosure statement relating to the Plan, as approved by the Bankruptcy Court under section
     1125 of the Bankruptcy Code.

               1.1.37. Disputed means (a) with respect to any Claim, (i) if a proof of claim for which is required to be filed by the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (x) a Claim as to which such proof of claim is not timely or properly filed, or (y) a Claim as to which such proof of claim is subject to an objection or request for estimation that is interposed in the Bankruptcy Court on or before any applicable deadline fixed by the Bankruptcy Code, the Bankruptcy Rules or a Final Order, and
     which objection or request for estimation has not been determined, resolved or adjudicated by a Final Order or by an agreement executed by the Debtors and the holder of the Claim, and/or (ii) a Claim as to which the Debtors otherwise dispute their liability and as to which the liability of the
     Debtors has not been determined, resolved or adjudicated by final, nonappealable order of a court or other tribunal of competent jurisdiction or by an agreement executed by the Debtors and the holder of the Claim; or
     (b) with respect to any Equity Interest, an Equity Interest that is asserted in a kind or amount that is contrary to the kind or amount reflected on the books and records of the Debtors, and as to which the existence and validity of which has not been determined, resolved or adjudicated by final, nonappealable order of a court or other tribunal of competent jurisdiction or by an agreement executed by the Debtors and the holder of the Equity Interest.

               1.1.38. Effective Date means the first Business Day after the date on which the conditions specified in Section 9.1 of the Plan have been satisfied or waived.

               1.1.39. Equity Interest means any equity interest in the Debtors, and any option, warrant or other agreement requiring the issuance of any such equity interest, that was authorized, issued and outstanding prior to the Effective Date. The term does not include the New Preferred Shares, New
     Class C Common Shares, New Series A Preferred Warrants or New Series B
     Preferred Warrants.

               1.1.40. Estate means the legal entity administering the property of a Debtor between the Commencement Date and the Effective Date.

               1.1.41. Exit Financing Facility means an
     accounts-receivable-based revolving credit facility to be entered into by the Debtors on the Effective Date and on terms satisfactory to the
     Noteholder members of the Creditors Committee and the Debtors; provided, however, that if such a commitment letter is not obtained on or before the hearing at which the Bankruptcy Court considers confirmation of the Plan or is obtained for a committed amount of less than $4 million,

                                       4

     then the Noteholder members of the Creditors Committee will choose, in their sole discretion, to implement one or a combination of the following options to provide the Debtors with additional liquidity in an amount equal to the difference between $4 million and the amount of the Exit Financing
     Facility (if any) the Debtors obtained: (i) permit a first or second-priority carve-out to the mortgages on some or all of the Mortgaged
     Vessels or to other collateral as required to obtain the Exit Financing
     Facility; (ii) funding the Exit Financing Facility or a portion thereof on commercially reasonable terms typically charged by the Noteholders as lenders in such situations; and/or (iii) take such other action as the
     Debtors and the Noteholder members of the Creditors Committee mutually agree in order to provide the requisite working capital liquidity, in each case so that the condition set forth in section 9.1(d) of the Plan is satisfied within sixty-one days of the Confirmation Date or such other date designated in a joint submission filed by the Debtors and the Creditors
     Committee and executed by counsel to the Debtors and the Creditors
     Committee and served on the Office of the United States Trustee and all parties appearing on the Debtors' Limited Notice List.

               1.1.42. Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

               1.1.43. First Preferred Indenture means the Indenture dated as of
     May 5, 1998 (as the same has been or may be from time to time amended, modified, supplemented or restated), entered into between TBS Shipping and the Indenture Trustee, with respect to the First Preferred Ship Mortgage
     Notes.

               1.1.44. First Preferred Ship Mortgage Note means any of the TBS
     Shipping International Limited 10% Series A First Preferred Ship Mortgage
     Notes Due 2005, as issued pursuant to First Preferred Indenture.

               1.1.45. Indenture Trustee means United States Trust Company of
     New York, or any successor, acting as indenture trustee under the First
     Preferred Indenture.

               1.1.46. New Class C Common Shares means the fully paid common shares described in Exhibit C to the Plan, to be authorized under Section
     7.6.3 of the Plan and to be issued and distributed to holders of Allowed
     Noteholder Claims as set forth in Section 3.5 of the Plan.

               1.1.47. New Preferred Shares means the preferred shares described in Exhibit B to the Plan, to be authorized under Section 7.6.2 of the Plan and to be issued and distributed to holders of Allowed Noteholder Claims as set forth in Section 3.5 of the Plan.

               1.1.48. New Series A Preferred Warrants means the warrants described in Exhibit D to the Plan, to be authorized under Section 7.6.4 of the Plan and to be issued and distributed to holders of Allowed Noteholder
     Claims as set forth in Section 3.5 of the Plan.

                                       5

               1.1.49. New Series B Preferred Warrants means the warrants described in Exhibit D to the Plan, to be authorized under Section 7.6.5 of the Plan and to be issued and distributed to holders of Allowed Noteholder
     Claims as set forth in Section 3.5 of the Plan.

               1.1.50. Noteholder Claim means the Claim, whether secured or unsecured, of (a) any holder of a First Preferred Ship Mortgage Note that is based upon or arises from the First Preferred Ship Mortgage Note or the
     First Preferred Indenture, including, without limitation, principal, accrued and unaccrued interest and other charges, (b) any holder of a prior note that was required to be exchanged, but was not exchanged, for a First
     Preferred Ship Mortgage Note, and (c) the Indenture Trustee under the First
     Preferred Indenture.

               1.1.51. Noteholder Distribution Record Date means the date and time on which the holders of Allowed Noteholder Claims entitled to receive distributions under the Plan are determined, which shall be the day on which the hearing to consider confirmation of the Plan is commenced, at five o'clock p.m. Eastern Time.

               1.1.52. Noteholders Committee means the informal committee consisting of Loomis, Sayles & Company, L.P., Oaktree Capital Management,
     LLC, Hamilton Partners Limited, and Varde Partners, Inc., which constituted the Consenting Noteholders in connection with the negotiation of the
     Restructuring Agreement, and which has certain rights and responsibilities under the Plan as provided for in the Restructuring Agreement; and, with reference to any action required by the Noteholders Committee under the
     Plan, means the members of the committee holding or managing a majority in face amount of the "Relevant Securities," as defined in the Restructuring
     Agreement.

               1.1.53. Operating Contracts means the contracts or traditional arrangements in effect as of the Commencement Date pursuant to which the
     Debtors have engaged, directly or indirectly, commercial, operational, technical, accounting and claims managers and agents to operate and manage their business and fleet of vessels.

               1.1.54. Plan means this chapter 11 plan of reorganization
     (including all exhibits and schedules annexed hereto and the documents contained in the Plan Supplement or otherwise delivered in connection herewith), either in its present form or as it may be altered, amended, or modified from time to time.

               1.1.55. Plan Supplement means the volume containing certain implementation documents as provided for in Section 11.1 of the Plan.

               1.1.56. Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy
     Code.

               1.1.57. Pro Rata means proportionate, so that the ratio of the consideration distributed on account of an Allowed Claim in a class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such class to the amount of all Allowed Claims in such class.

               1.1.58. Restructuring Agreement means the Restructuring Agreement dated as of May 18, 2000, by and among the Consenting Noteholders, TBS
     International, TBS Shipping, and certain individuals, providing the terms on which the Debtors are to be restructured pursuant to the Plan; a copy of which shall be included in the Plan Supplement.

                                        6

               1.1.59. Subsidiary Equity Interest means any Equity Interest in any of the Consolidated Debtors other than TBS International or TBS
     Shipping.

               1.1.60. TBS International means TBS International Limited, one of the Debtors herein, and the ultimate parent of the other Debtors.

               1.1.61. TBS International Equity Interest means any Equity
     Interest in TBS International.

               1.1.62. TBS Shipping means TBS Shipping International Limited, one of the Debtors herein, the subject of the Bermuda Proceedings, the first tier subsidiary of TBS International and the parent of all of the
     Debtors other than TBS International.

               1.1.63. TBS Shipping Equity Interest means any Equity Interest in
     TBS Shipping.

               1.1.64. U.S. Trustee means the United States Trustee appointed pursuant to section 581 of title 28 of the United States Code to serve in the Southern District of New York.

               1.1.65. Voting Record Date means August 3, 2000.

          1.2. BANKRUPTCY CODE TERMS. A term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

          1.3. RULES OF CONSTRUCTION. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in,
Article of, Schedule to or Exhibit to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

                                       II.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

          2.1. ADMINISTRATIVE EXPENSE CLAIMS. Except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a different treatment, on the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, the Consolidated Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Allowed
Administrative Expense Claim; provided, however, that Allowed Administrative
Expense Claims representing obligations incurred in the ordinary course of business of or assumed by the Debtors shall be paid in full and performed by the
Consolidated Debtors in the ordinary course of business in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. In addition, the Debtors shall pay in full in cash any unpaid fees or charges assessed against the Debtors' estates under section 1930, chapter 123, title 28 of the United States Code on the Effective Date pursuant to Section
11.4 of the Plan.

                                        7

          2.2. BAR DATE FOR FILING ADMINISTRATIVE EXPENSE CLAIMS. The holder of an Administrative Expense Claim, other than a Claim representing undisputed obligations incurred in the ordinary course of business of or undisputed obligations assumed by the Debtors, shall file with the Bankruptcy Court and serve on the Debtors a request for payment of such Claim no later than sixty days after the Effective Date. Such request for payment shall include, at a minimum, the name, address and phone number of the holder of the Claim, the date on which the Claim arose, and a detailed explanation of the basis of the Claim, with all pertinent documents attached; provided, however, that a request for payment made by a person seeking an award of compensation for services rendered or reimbursement of expenses incurred under section 503(b)(2), 503(b)(3),
503(b)(4), 503(b)(5) or 506(b) of the Bankruptcy Code shall be in the form of an application and shall comply with the applicable provisions of the Bankruptcy
Code and Bankruptcy Rules governing applications for compensation and reimbursement. An Administrative Expense Claim that is not evidenced by a request for payment or application for compensation and reimbursement that is properly and timely filed and served shall be forever barred and discharged. The
Debtors shall have the right to object to all requests for payment and applications for compensation and reimbursement; provided, however, pursuant to the Restructuring Agreement, if certain conditions are satisfied, the Debtors shall support any application for compensation and reimbursement filed by counsel to the Consenting Noteholders pursuant to section 503(b)(3) or 503(b)(4)
of the Bankruptcy Court (if such counsel is not selected as counsel to the
Creditors Committee).

          2.3. PRIORITY TAX CLAIMS. The Consolidated Debtors shall provide to each holder of an Allowed Priority Tax Claim, at the sole option of the
Consolidated Debtors one of the following treatments: (a) on the Effective Date, a payment of Cash in an amount equal to such Allowed Priority Tax Claim; (b)
commencing on the Effective Date, equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to seven percent, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim; (c)
payment upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim with deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim; or
(d) such other treatment as the Debtors and such holders shall have agreed upon in writing, subject to the consent of the Noteholders Committee.

                                      III.

                      CONSOLIDATION OF CERTAIN ESTATES, AND
            CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND EQUITY
                        INTERESTS IN CONSOLIDATED DEBTORS

          3.1. SUBSTANTIVE CONSOLIDATION.

               3.1.1. Request for Substantive Consolidation. This Plan
     constitutes a motion for substantive consolidation of the liabilities and properties of the Consolidated Debtors; the confirmation of the Plan shall constitute approval of the motion by the Bankruptcy Court; and the
     Confirmation Order shall contain findings supporting and conclusions providing for substantive consolidation on the terms set forth in Section
     3.1.2 of the Plan.

               3.1.2. Effect of Substantive Consolidation. As a result of the substantive consolidation of the liabilities and properties of the
     Consolidated Debtors, (a) the Chapter 11 Cases of the Consolidated Debtors
     shall be consolidated into the case of TBS International as a single consolidated case; (b) all property of the Estate of each of the
     Consolidated Debtors shall be deemed to be property of the Consolidated
     Estates; (c) all Claims against the Estate of each of the Consolidated
     Debtors shall be deemed to be Claims against the Consolidated Estates, any proof of claim filed against one or more of the Consolidated Debtors shall be deemed to be a

                                        8

     single Claim filed against the Consolidated Estates, and all duplicate proofs of claim for the same Claim filed against more than one of the
     Consolidated Debtors shall be deemed expunged; (d) all Equity Interests of the Consolidated Debtors, other than TBS International, shall be disregarded for purposes of distributions under the Plan, and no distributions under the Plan shall be made on account of any such Equity
     Interests; (e) all intercompany obligations by and against the Consolidated
     Debtors shall be eliminated, and no distributions under the Plan shall be made on account of Claims based upon such intercompany obligations; (f) all guarantees by one of the Consolidated Debtors in favor of any other of the
     Consolidated Debtors shall be eliminated, and no distributions under the
     Plan shall be made on account of Claims based upon guarantees; and (g) for purposes of determining the availability of the right of setoff under section 553 of the Bankruptcy Code, the Consolidated Debtors shall be treated as one consolidated entity so that, subject to the other provisions of section 553, debts due to any of the Consolidated Debtors may be set off against the debts due to any of the Consolidated Debtors.

               3.1.3. Limitations. Substantive consolidation shall not merge or otherwise affect the separate legal existence of each of the Consolidated
     Debtors, other than with respect to distribution rights under the Plan;
     substantive consolidation shall have no effect on valid, enforceable and unavoidable liens, except for liens that secure a Claim that is eliminated by virtue of substantive consolidation and liens against Collateral that are extinguished by virtue of substantive consolidation; and substantive consolidation shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of substantive consolidation.

          3.2. CLASSIFICATION OF CLAIMS. With respect to the Consolidated
Debtors, Claims (other than Administrative Expense Claims and Priority Tax
Claims), and Equity Interests are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

               Class A-l   Consolidated Priority Claims

               Class A-2   Consolidated Secured Claims

               Class A-3   Noteholder Claims

               Class A-4   Consolidated Unsecured Claims

               Class A-5   TBS International Equity Interests

               Class A-6   TBS Shipping Equity Interests

               Class A-7   Subsidiary Equity Interests

          3.3. TREATMENT OF CLASS A-1 - CONSOLIDATED PRIORITY CLAIMS.

               3.3.1. Impairment and Voting. Class A-l is unimpaired by the
     Plan. Each holder of an Allowed Consolidated Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

               3.3.2. Distributions. The Consolidated Debtors shall pay to each holder of an Allowed Consolidated Priority Claim Cash in an amount equal to such Allowed Claim, on the later of the Effective Date or the date on which such Claim becomes an Allowed Claim, except to the extent that the holder agrees to different treatment.

                                        9

          3.4. TREATMENT OF CLASS A-2 - CONSOLIDATED SECURED CLAIMS.

               3.4.1. Impairment and Voting. Class A-2 is unimpaired by the
     Plan. Each holder of an Allowed Consolidated Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

               3.4.2. Treatment. Each Allowed Consolidated Secured Claim shall be treated as an unimpaired Claim in accordance with section 1124(1) of the
     Bankruptcy Code, and the legal, equitable and contractual rights to which the holder of such an Allowed Claim is entitled shall not be altered.

          3.5. TREATMENT OF CLASS A-3 - NOTEHOLDER CLAIMS.

               3.5.1. Allowance of Claims. Notwithstanding anything herein to the contrary, the Noteholder Claims, exclusive of the Claims of the
     Indenture Trustee, shall be deemed to be Allowed Claims in the aggregate amount of $129,726,104.29, and such Allowed Noteholder Claims shall not be subject to disallowance, setoff or reduction for any reason.

               3.5.2. Impairment and Voting. Class A-3 is impaired by the Plan.
     Each holder of an Allowed Noteholder Claim as of the Voting Record Date is
     entitled to vote to accept or reject the Plan.

               3.5.3. Distributions. On the Effective Date, the Consolidated
     Debtors shall (a) pay to the Indenture Trustee Cash in the amount of any fees and expenses incurred by it that are the responsibility of the
     Consolidated Debtors under the First Preferred Indenture, as agreed to between the Indenture Trustee and the Consolidated Debtors or as determined by Final Order in the absence of agreement; and (b) issue to the Indenture
     Trustee, on behalf of the holders of Allowed Noteholder Claims, for distribution among such holders on a Pro Rata basis, subject to Sections
     7.12.9 and 7.12.10 of the Plan, to be applied first to the principal amount of the Allowed Noteholder Claims, (a) Amended and Restated First Notes, (b)
     New Preferred Shares, (c) New Class C Common Shares, (d) New Series A
     Preferred Warrants, and (e) New Series B Preferred Warrants. The Debtors
     shall have no obligation under or with respect to the First Preferred Ship
     Mortgage Notes except as set forth in the Amended and Restated First Notes.
     Without limiting the foregoing, any Claim for the difference between (i)
     the original aggregate principal amount of the First Preferred Ship
     Mortgage Notes (i.e. $110 million) together with accrued and unpaid interest on such original aggregate principal amount and other charges through the Effective Date and (ii) the aggregate principal amount of the
     Amended and Restated First Notes (i.e. $50 million plus any interest on the
     Amended and Restated First Noted which begins to accrue on the earlier of
     September 15, 2000 and the Effective Date) shall be cancelled and discharged. On the Effective Date, (i) Milbank, Tweed, Hadley & McCloy LLP,
     (ii) Holland & Knight, LLP, (iii) Chanin and Company, LLC, and (iv)
     American Marine Advisors, Inc., shall be paid (within five days after submission of an invoice, with appropriate time detail, to the Debtors and the United States Trustee) their reasonable fees and expenses, which fees and expenses shall be allowed by the Bankruptcy Court under section 503 of the Bankruptcy Code in accordance with the terms of the Plan and order confirming the Plan, in an aggregate amount not to exceed $80,000.00 for services rendered and disbursements incurred representing the Noteholders
     Committee in these Chapter 11 Cases from and including July 6, 2000 through and including July 16, 2000.

               3.5.4. Release of Foreign Claims. Any holder of a Noteholder
     Claim that (a) is subject to the jurisdiction of the Bankruptcy Court, or
     (b) either (i) appears in the Chapter 11 Cases in person or by writing,
     (ii) casts a ballot to accept or reject the Plan, or (iii) surrenders

                                       10

     evidence of a Claim pursuant to Section 7.12.10 of the Plan shall be deemed to have released any claim, cause of action, demand or suit it may have against TBS Shipping under the laws of any foreign jurisdiction arising prior to the date of confirmation of the Plan.

          3.6. TREATMENT OF CLASS A-4 - CONSOLIDATED UNSECURED CLAIMS.

               3.6.1. Impairment and Voting. Class A-4 is unimpaired by the
     Plan. Each holder of an Allowed Consolidated Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

               3.6.2. Treatment. Each Allowed Consolidated Unsecured Claim shall be treated as an unimpaired Claim in accordance with section 1124(1) of the
     Bankruptcy Code, and the legal, equitable and contractual rights to which the holder of such an Allowed Claim is entitled shall not be altered.

          3.7. TREATMENT OF CLASS A-5 - TBS INTERNATIONAL EQUITY INTERESTS.

               3.7.1. Impairment and Voting. Class A-5 may be impaired by the
     Plan. Each holder of an Allowed TBS International Equity Interest as of the
     Voting Record Date is entitled to vote to accept or reject the Plan.

               3.7.2. Treatment. The holders of Allowed TBS International Equity
     Interests shall retain their existing Equity Interests, which shall be unaffected by the Plan except to the extent of dilution and modification of rights resulting from the authorization and issuance of the New Preferred
     Shares, New Class C Common Shares, New Series A Preferred Warrants and New
     Series B Preferred Warrants. Such holders shall receive no distributions under the Plan.

          3.8. TREATMENT OF CLASS A-6 - TBS SHIPPING EQUITY INTERESTS.

               3.8.1. Impairment and Voting. Class A-6 will be impaired if TBS
     Shipping is amalgamated with TBS International and unimpaired if TBS
     Shipping is not amalgamated with TBS International. Therefore, the holder of the Allowed TBS Shipping Equity Interests as of the Voting Record Date
     will be entitled to vote to accept or reject the Plan.

               3.8.2. Treatment. If TBS Shipping is amalgamated with TBS
     International as provided for in the Plan, all Allowed TBS Shipping Equity
     Interests shall be cancelled, and the holder of such Equity Interests shall receive no distributions under the Plan on account of such Equity
     Interests. If, however, TBS Shipping is not amalgamated with TBS
     International, all Allowed TBS Shipping Equity Interests shall be unaffected by the Plan and shall be retained by their holder, with no distributions on account thereof to be made under the Plan.

          3.9. TREATMENT OF CLASS A-7 - SUBSIDIARY EQUITY INTERESTS.

               3.9.1. Impairment and Voting. Class A-7 is unimpaired by the
     Plan. The holders of Allowed Subsidiary Equity Interests are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

               3.9.2. Treatment. The holders of Allowed Subsidiary Equity
     Interests shall retain their existing Equity Interests, which shall be unaffected by the Plan. Such holders shall receive no distributions under the Plan.

                                       11

                                       IV.

                                    RESERVED

                                       V.

               PROVISIONS REGARDING VOTING, EFFECT OF REJECTION BY
             IMPAIRED CLASSES, AND CONSEQUENCES OF NONCONFIRMABILITY

          5.1. VOTING RIGHTS. Each holder of an Allowed Claim or Allowed Equity
Interest in an impaired class of Claims or Equity Interests that is not deemed to have rejected the Plan shall be entitled to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

          5.2 CONTROVERSY REGARDING IMPAIRMENT. In the event of a controversy as to whether any Claim or Equity Interest, or any class of Claims or Equity
Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and hearing, determine such controversy.

          5.3. ACCEPTANCE REQUIREMENTS. An impaired class of Claims shall have accepted the Plan if votes in favor of the Plan have been cast by at least two-thirds in amount and more than one-half in number of the Allowed Claims in such class that have voted on the Plan. An impaired class of Equity Interests shall have accepted the Plan if votes in favor of the Plan have been cast by at least two-thirds in amount of the Allowed Equity Interests in such class that have voted on the Plan.

          5.4. NONCONSENSUAL CONFIRMATION. If any impaired class of Claims or
Equity Interests shall not accept the Plan by the requisite majorities as set forth in Section 5.3 of the Plan, or if any such class is deemed to have rejected the Plan, the Debtors may seek to confirm the Plan under section
1129(b) of the Bankruptcy Code.

          5.5. NONCONFIRMABILITY. If the Plan has not been accepted by the requisite majorities and the Debtors determine that the Plan cannot be confirmed under section 1129(b) of the Bankruptcy Code, or if the Bankruptcy Court upon consideration declines to approve confirmation of the Plan, the Debtors may seek to dismiss the Chapter 11 Cases. In such event, pursuant to the Restructuring
Agreement, the Consenting Noteholders shall not oppose dismissal of the Chapter
11 Cases.

                                       VI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          6.1. ASSUMPTION OF CONTRACTS AND LEASES. Except as otherwise provided herein or pursuant to the Confirmation Order, all executory contracts and unexpired leases that exist between the Debtors and any person shall be assumed as of the Effective Date, except for any such contract or lease (a) that has been assumed or rejected, or renegotiated and either assumed or rejected on renegotiated terms, pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) that has been entered into by the Debtors during the pendency of the Chapter 11 Cases in the ordinary course of business or pursuant to an order of the Bankruptcy Court, (c) that is the subject of a motion to reject, or a motion to approve renegotiated terms and to assume or reject on such renegotiated terms, that has been filed and served prior to the Effective
Date, or (d) that is specifically treated otherwise in the Plan. Entry of the
Confirmation Order shall constitute approval, pursuant to section 365(a) of the
Bankruptcy Code, of the assumption of executory contracts and unexpired leases provided for herein.

                                       12

          6.2. INSURANCE POLICIES. Each of the Debtors' insurance policies and any agreements, documents or instruments relating thereto, if not otherwise recognized as executory contracts, shall be deemed to be and treated as executory contracts, and shall be assumed as of the Effective Date pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code. Notwithstanding the
foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments shall be in accordance with the treatment provided under Article III or Article
IV of the Plan, as applicable. Nothing contained herein shall constitute or be deemed a waiver of any cause of action or claim that the Debtors may hold against any entity, including, without limitation, the insurer under any of the
Debtors' policies of insurance.

          6.3. D & O INDEMNIFICATION OBLIGATIONS. For purposes of the Plan, the obligations of the Debtors to indemnify, reimburse or limit the liability of their present and former directors or officers, whether such obligations arise pursuant to the Corporate Documents, applicable state, federal or foreign law, or specific agreement, or any combination of the foregoing, if not otherwise recognized as executory contracts, shall be deemed to be and treated as executory contracts, and shall be assumed as of the Effective Date pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code. Accordingly, any such obligations shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

          6.4. OPERATING CONTRACTS. The Debtors shall cause the substantive terms of the Operating Contracts to continue in effect but to be amended, amended and restated or replaced as necessary (a) to simplify their structure and eliminate unnecessary intermediate relationships, and (b) to provide for (i)
reductions in operational management fees by $1,000 per month per vessel, (ii)
reductions in technical management fees by $1,000 per month per managed vessel,
(iii) terms continuing for a period of four years after the Effective Date, and
(iv) cost of living adjustments based on the cost of living index for January
1,1999 with respect to fees charged in year four. Copies of the Operating
Contracts as so amended, amended and restated or replaced shall be included in the Plan Supplement. To the extent that the Operating Contracts are executory contracts of the Debtors, such Operating Contracts as so amended, amended and restated or replaced shall be assumed as of the Effective Date pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code.

          6.5. RESTRUCTURING AGREEMENT. The Restructuring Agreement, if not
otherwise recognized as an executory contract, shall be deemed to be and treated as an executory contract, and shall be assumed as of the Effective Date pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code. Accordingly, the
obligations of the Debtors thereunder shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged except to the extent satisfied by the Plan. Such obligations include (a) the obligation to pay any all outstanding fees and expenses of the professional advisors representing the
Noteholders Committee on the terms and conditions set forth in the Restructuring
Agreement and (b) the obligation to indemnify, subject to certain limitations, the Consenting Noteholders and their officers, directors, partners, employees, agents and advisors for, among other things, any claim, cause of action, demand or suit arising out of or in any way related to the restructuring contemplated by the Restructuring Agreement, including negotiations and activities relating to such restructuring.

          6.6. CURE OF DEFAULTS. On the Effective Date, the Debtors (a) shall cure or provide adequate assurance that they will cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the
Plan and (b) compensate or provide adequate assurance that they will promptly compensate the other parties to such executory contract or unexpired lease for the agreed amount of any actual pecuniary loss to such party resulting from such undisputed default in accordance with section 365(b)(1) of the Bankruptcy Code.
In the event that the Debtors dispute the existence of a default, or the nature, extent or amount of any required cure, adequate assurance or compensation, the

                                       13

Debtors' obligations under section 365(b) of the Bankruptcy Code shall be determined by a Final Order, and any such obligations shall be performed by the
Debtors within thirty days after the date of the Final Order unless otherwise provided in such Final Order.

          6.7. REJECTION CLAIMS. Claims arising out of the rejection of an executory contract or unexpired lease must be asserted by proof of claim filed with the Bankruptcy Court no later than thirty days after the date of entry of the order approving the rejection of such contract or lease. In the absence of a timely filed proof of claim, any such Claims shall be forever barred and shall not be enforceable against the Debtors, their estates and their property and will not receive any distributions under the Plan. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated, to the extent they are Allowed
Claims, as Consolidated Unsecured Claims if asserted against the Consolidated
Debtors.

                                      VII.

                       MEANS OF IMPLEMENTATION OF THE PLAN

          7.1. ORDER OF CERTAIN IMPLEMENTING ACTIONS. Notwithstanding any other provisions of the Plan to the contrary, the following actions shall occur on the
Effective Date, in the following order: (a) pursuant to Section 7.2 of the Plan, the Corporate Documents as amended and restated shall become effective, and in accordance therewith the Debtors' boards of directors shall be reconstituted as required by Section 7.4 of the Plan; (b) pursuant to Section 7.5 of the Plan, the Exit Financing Facility shall become effective, unless the condition precedent relating thereto has been waived; and (c) pursuant to Section 7.6 of the Plan, the Amended and Restated First Notes, New Preferred Shares, New Class
C Common Shares, New Series A Preferred Warrants and New Series B Preferred
Warrants shall be authorized and issued as required by the Plan. Other implementing actions may occur in the order in which the Debtors deem necessary to effect the purposes of the Plan.

          7.2. AMENDMENT OF CORPORATE DOCUMENTS. Without further act or action by any person, unless required by provision of the Corporate Documents or applicable law, regulation, order or rule, the Corporate Documents shall be amended and restated as of the Effective Date, to the extent necessary, to (a)
comply with section 1123(a)(6) of the Bankruptcy Code with respect to the issuance of nonvoting equity securities, subject to further amendment as permitted by applicable law, (b) prohibit, for so long as the Amended and
Restated First Notes are outstanding, without the vote of four of the five directors of the reconstituted boards of directors (or a unanimous vote if one of the two directors nominated by the Noteholders Committee is not then serving), or five of the seven directors of any increased boards of directors,
(i) any changes to the Corporate Documents that affect corporate governance or voting rights, other than those changes made pursuant to the Plan, and (ii) any changes to the Operating Contracts, other than those made pursuant to the Plan;
and (c) to otherwise effectuate the terms and provisions of the Plan. The
Corporate Documents as amended and restated pursuant hereto shall be set forth in the Plan Supplement.

          7.3. IMPLEMENTATION OF BERMUDA SCHEME AS TO TBS SHIPPING. If the
Bermuda Scheme is sanctioned by the Bermuda Court, then on or as soon as practicable after the Effective Date, without further act or action by any person, unless required by provision of the relevant Corporate Documents or applicable law, regulation, order or rule, TBS Shipping shall be amalgamated with TBS International, all assets and liabilities of TBS Shipping shall become assets and liabilities of the amalgamated company, and the Equity Interests in
TBS Shipping shall be cancelled. In such event, the Amended and Restated First
Notes shall, by operation of law, become the obligation of the amalgamated company. However, if the Plan is confirmed by the Bankruptcy Court but the
Bermuda Scheme is not sanctioned by the Bermuda Court, TBS Shipping shall seek leave of the Bermuda Court to dismiss the

                                       14

Bermuda Proceedings and discharge the appointment of the Bermuda Liquidator. In such event, TBS Shipping may nevertheless seek to be amalgamated with TBS
International, in which case the Amended and Restated Notes shall become the obligation of the amalgamated company; but if TBS Shipping does not amalgamate with TBS International, the Amended and Restated Notes shall remain the separate obligation of TBS Shipping.

          7.4. BOARDS OF DIRECTORS AND OFFICERS OF DEBTORS. On the Effective
Date, the operation, management and control of each of the Debtors shall be the general responsibility of their boards of directors and senior officers (or as otherwise provided in its governing instruments), which shall thereafter have the responsibility for the management, control and operation of the Debtors.

               7.4.1. TBS International Board. The directors of TBS
     International that served prior to the Effective Date shall have resigned as of the Effective Date. As applicable, the Corporate Documents shall be amended and restated to provide for the reconstitution of the board of directors of TBS International as follows:

               (a) the initial board shall consist of five directors as set forth in the amended and restated Corporate Documents of TBS International, with (i) two of such directors to be nominated by holders of the TBS
     International Equity Interests and to be designated "Class A Directors,"
     (ii) two of such directors to be nominated by the Noteholders Committee and to be designated "Class C Directors," and (iii) one of such directors to be nominated by agreement of the Noteholders Committee and the holders of the
     TBS International Equity Interests and to be designated a "Class I
     Director;"

               (b) each of the five directors shall serve for an initial term of five years beginning on the Effective Date;

               (c) during their initial five year terms, if any director
     resigns, is removed or dies, a replacement director shall be appointed as follows: (i) the replacement director for either of the Class A Directors shall be appointed by the holders of the TBS International Equity
     Interests; (ii) the replacement director for the Class I Director shall be appointed by the holders of the TBS International Equity Interests unless the Amended and Restated First Notes have not been redeemed prior to the fourth anniversary of the Effective Date, in which case the replacement director for the Class I Director shall be jointly appointed by the holders of the TBS International Equity Interests and the holders of the New Class
     C Common Shares; (iii) the replacement director for the first of the Class
     C Directors to be replaced shall be appointed by the holders of the TBS
     International Equity Interests; and (iv) the replacement director for the second of the Class C Directors to be replaced, and any of his successors, shall be appointed by the holders of New Class C Common Shares;

               (d) upon repayment in full of the Amended and Restated First
     Notes, the offices of one of the Class C Directors selected by the
     Noteholders Committee (or by the holders of New Class C Common Shares if applicable) shall be vacated and shall be filled by a director selected by vote of the holders of all shares of TBS International;

               (e) upon redemption in full of the New Preferred Shares, the offices of the other of the Class C Directors selected by the Noteholders
     Committee (or by the holders of the New Class C Common Shares if applicable) shall be vacated and shall be filled by a director selected by the holders of all common shares of TBS International; and

                                       15

               (f) upon each of the New Series A Preferred Warrants and the New
     Series B Preferred Warrants becoming exercisable pursuant to their terms, the size by the board of directors shall be automatically increased from five to seven directors, effective immediately; provided, however, that if no other default exists under the terms of the Amended and Restated First
     Notes or the New Series A Preferred Warrants and New Series B Preferred
     Warrants, the automatic increase in size shall be deferred until the thirty-first day after eighty-five percent of the combined outstanding number of New Series A Preferred Warrants and New Series B Preferred
     Warrants (not including any held by holders of TBS International Equity
     Interests or related persons) have been exercised; in which event, the holders of New Class C Common Shares shall be entitled to select four of the seven directors.

               7.4.2. First Tier Subsidiary Boards. TBS International shall cause the directors of TBS Shipping, of Technotrade Limited and of non-Debtors, RAS Shipping Company Limited and TBS Worldwide Services, Inc.,
     to resign. As applicable, the Corporate Documents of such entities shall be amended and restated to provide for the reconstitution of their boards of directors, with the effect that the directors of such entities shall be the same as the directors of TBS International. The board of directors of TBS
     Shipping shall cease to exist in the event of the amalgamation of TBS
     Shipping with TBS International.

               7.4.3. Other Debtor Boards. With respect to all Debtors other than TBS International, TBS Shipping, and Technotrade Limited, the
     directors serving prior to the Effective Date shall continue to serve as such on and after the Effective Date, but subject to the terms of the applicable Corporate Documents as amended and restated pursuant to the
     Plan.

               7.4.4. Officers. The senior officers of each of the Debtors serving prior to the Effective Date shall continue to serve as such on and after the Effective Date, but subject to the terms of the applicable
     Corporate Documents as amended and restated pursuant to the Plan.

          7.5. CONSUMMATION OF EXIT FINANCING FACILITY. Unless the condition precedent set forth in Section 9.1 (d) of the Plan shall have been waived pursuant to Section 9.3 of the Plan, on the Effective Date, the Exit Financing
Facility shall be deemed authorized without further act or action by any person under provision of the Corporate Documents or applicable law, regulation, order or rule, except to the extent otherwise required by the laws of the foreign countries in which any of the Debtors are organized; the Debtors shall enter into and consummate the Exit Financing Facility; the documents evidencing the
Exit Financing Facility shall be executed and delivered, and the funds to be provided under the Exit Financing Facility shall be made available for use by the Debtors in accordance with the terms thereof.

          7.6. ISSUANCE OF NEW DEBT AND EQUITY INSTRUMENTS. The issuance of the following debt and equity instruments shall be authorized under section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any person, unless required by provision of the relevant Corporate Documents or applicable law, regulation, order or rule; and all documents evidencing the same shall be executed and delivered as provided for in the Plan:

               7.6.1. the Amended and Restated First Notes;

               7.6.2. the New Preferred Shares;

               7.6.3. the New Class C Common Shares;

               7.6.4. the New Series A Preferred Warrants; and

                                       16

               7.6.5. the New Series B Preferred Warrants.

          7.7. LISTING OF NEW DEBT AND EQUITY SECURITIES. The Debtors shall use their best efforts to (a) cause each of the Amended and Restated First Notes,
New Preferred Shares, New Class C Common Shares, New Series A Preferred Warrants
and New Series B Preferred Warrants to be listed on a national exchange or the
NASDAQ National Market System and (b) obtain and maintain a trading symbol for each of the Amended and Restated First Notes, New Preferred Shares, New Class C
Common Shares, New Series A Preferred Warrants and New Series B Preferred
Warrants as of or shortly after the issuance of such securities. If the Amended and Restated First Notes, the New Preferred Shares, the New Class C Common
Shares, the New Series A Preferred Warrants and the New Series B Preferred
Warrants cannot be listed upon their issuance or shortly thereafter, then upon a later change of circumstances that is reasonably likely to permit a listing of such debt and equity securities, the Debtors shall use their best efforts to cause each of the Amended and Restated First Notes, the New Preferred Shares,
the New Class C Common Shares, the New Series A Preferred Warrants and the New
Series B Preferred Warrants to be listed on a national exchange or the NASDAQ
National Market System, and to obtain and maintain a trading symbol. Certain entities that may hold, manage or advise accounts shall be entitled to the benefits of a registration rights agreement in a form to be included in the Plan
Supplement.

          7.8. MERGER RIGHTS. To the extent necessary to consummate the Plan, as of the Effective Date, any or all of the Debtors and any or all of the
subsidiaries of the Debtors may, at the sole discretion of each of them, be merged into one or more of the Debtors. Upon the occurrence of any such merger, all assets of the merged entities shall be transferred to and become the assets of the surviving corporation, and all liabilities of the merged entities, except to the extent discharged, released or extinguished pursuant to the Plan and the
Confirmation Order, shall be assumed by and shall become the liabilities of the surviving corporation. All mergers shall be effective as of the Effective Date pursuant to the Confirmation Order without further act or action by any person under provision of the Corporate Documents or applicable law, regulation, order or rule.

          7.9. NON-COMPETE AGREEMENTS. On the Effective Date, pursuant to the
Restructuring Agreement, the Debtors shall enter into management agreements with affiliates and/or non-compete agreements with Joseph E. Royce, Gregg L. McNelis and Alkis N. Meimaris, which agreements shall be in forms satisfactory to such individuals, the Debtors and the Noteholders Committee, and shall be included in the Plan Supplement.

          7.10. REPLACEMENT OF INDENTURE TRUSTEE. On the Effective Date, Wells
Fargo Bank Minnesota, National Association shall replace United States Trust
Company of New York as Indenture Trustee and shall succeed to all rights, powers and privileges of the Indenture Trustee.

          7.11. MUTUAL RELEASES. Pursuant to the Restructuring Agreement, on the
Effective Date, the Debtors and their directors, officers and affiliates, on the one hand, and the Noteholders Committee and its members, advisors, attorneys and representatives, on the other hand, shall be deemed to mutually release each other from and with respect to any claim, cause of action, demand or suit arising out of or in any way related to the restructuring contemplated by the
Restructuring Agreement and carried out pursuant to the Plan, including the negotiations and activities relating to the restructuring, except for the obligations hereunder.

          7.12. METHOD OF DISTRIBUTIONS UNDER PLAN. Distributions under the
Plan, as provided for in Articles III and IV, shall be made in accordance with the following:

               7.12.1. In General. All distributions under the Plan shall be made by the Debtors. All distributions under the Plan to the holders of
     Allowed Claims or Equity Interests

                                       17

     governed by an indenture shall be made in accordance with the provisions of the applicable indenture.

               7.12.2. Delivery of Distributions. With the exception of
     Noteholder Claims, all distributions to be made under the Plan shall be made to holders of Claims (a) if any such holder has filed a proof of claim, at the address of such holder as set forth in the proof of claim, or
     (b) if any such holder has not filed a proof of claim, at the last known address of such holder as set forth in the Debtors' books and records. All distributions with respect to Noteholder Claims shall be made to the holders of such Claims at the addresses set forth on the transfer ledger maintained by the Depository Trust Company (the sole record holder).

               7.12.3. Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day. All payments or distributions due on the Effective Date shall be made thereon or as soon as practicable thereafter but in no event later than ten calendar days after the Effective
     Date.

               7.12.4. Distributions of Cash. Any payment of Cash to be made pursuant to the Plan shall be made by check drawn or wire transfer made on a domestic bank, or as otherwise required or provided in any applicable documents, and payment shall be deemed made when the check or wire transfer is transmitted.

               7.12.5. Minimum Cash Distributions. No payment of Cash less than fifty dollars shall be made to any holder of a Claim unless a request therefor is made in writing to the Debtors.

               7.12.6. Fractional Interests. Notwithstanding any other provision in the Plan to the contrary, no fractional interests of Amended and
     Restated First Notes, New Preferred Shares, New Class C Common Shares, New
     Series A Preferred Warrants and New Series B Preferred Warrants shall be issued pursuant to the Plan. Whenever any payment of a fraction of an interest of Amended and Restated First Notes, New Preferred Shares, New
     Class C Common Shares, New Series A Preferred Warrants and New Series B
     Preferred Warrants would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole number (up or down), with half interests or less being rounded down and fractions in excess of half interests being rounded up.

               7.12.7. Unclaimed Distributions. If any Cash or other
     distribution pursuant to the Plan, including but not limited to any distribution of interest, to any holder of an Allowed Claim is returned as undeliverable, the Debtors shall make reasonable efforts to determine the then current address of such holder, but no distributions to such holder shall be made unless and until the Debtors have determined such address, at which time distributions to such holder shall be made without interest;
     provided, however, that such distributions shall be deemed to be unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year after the Effective Date. After such date, all Cash or other distribution shall be forfeited and revested in the Debtors, and the claim of any holder to such Cash or other distribution pursuant to the Plan, including but not limited to any distribution of interest, shall be discharged and forever barred.

               7.12.8. Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or

                                       18

     foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

               7.12.9. Noteholder Distribution Record Date. For purposes of distributions under the Plan, the Debtors and the Indenture Trustee shall have no obligations to recognize any transfer of First Preferred Ship
     Mortgage Notes occurring after the Noteholder Distribution Record Date. The
     Debtors and the Indenture Trustee, or any agents employed by them, shall be entitled to recognize and deal with for all purposes herein, as holders of
     Noteholder Claims, only those holders of record of First Preferred Ship
     Mortgage Notes stated on the transfer ledger maintained by the Indenture
     Trustee as of the Noteholder Distribution Record Date.

               7.12.10. Surrender of Evidences of Noteholder Claims. Each holder of a note, certificate or other instrument evidencing a Noteholder Claim, including a First Preferred Ship Mortgage Note, shall surrender such note, certificate or instrument to the Indenture Trustee. No distribution under the Plan shall be made to or on behalf of any such holder unless and until such note, certificate or instrument is received by the Indenture Trustee or the unavailability of such note, certificate or instrument is established to the reasonable satisfaction of the Indenture Trustee and the
     Debtors. The Indenture Trustee or the Debtors may require any entity delivering an affidavit of loss and indemnity to furnish a bond in form and substance (including, without limitation, with respect to amount)
     reasonably satisfactory to the Indenture Trustee and the Debtors. Any holder that fails within one year after the Effective Date (a) to surrender or cause to be surrendered such note, certificate or instrument, (b) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee and the Debtors, and (c) if
     requested, to furnish a bond reasonably satisfactory to the Indenture
     Trustee and the Debtors, shall be deemed to have forfeited the Noteholder
     Claim evidenced thereby and shall not participate in any distribution or have any other rights under the Plan. In such event, any and all distributions on account of the Noteholder Claim represented by such note, certificate or instrument shall, on the day following the first anniversary of the Effective Date, revest in, and promptly be transferred to, the issuer thereof.

               7.12.11. Setoff Rights. The Debtors may, but shall not be
     required to, setoff against or recoup from any Claim and the distributions to be made pursuant to the Plan in respect of such Claim (other than the
     Noteholder Claims), any claims of any nature whatsoever that the Debtors may have against the holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim it may have against the holder.

               7.12.12. Distribution Agents. The Debtors may, without further order of the Bankruptcy Court, employ one or more disbursing or transfer agents to fulfill their obligations under the Plan with respect to distributions to holders of Allowed Claims. Any such agent shall be bonded in an amount equal to 110% of the cash held and to be disbursed by such agent.

          7.13. DISPUTED CLAIMS AND DISPUTED EQUITY INTERESTS.

               7.13.1. Right to Object to Claims. Unless otherwise ordered by the Bankruptcy Court after notice and hearing, and except as to (a) Claims of the Debtors' directors and officers and (b) applications for allowances of compensation and reimbursement to professionals under sections 330 and
     503 of the Bankruptcy Code, the Debtors from and after the Effective Date shall have the exclusive right to make and file objections to Claims.

                                       19

               7.13.2. Process for Disputing Claims. The Debtors may dispute any
     Claim evidenced by a proof of claim or request for payment filed with the
     Bankruptcy Court, or any Equity Interest evidenced by a proof of interest filed with the Bankruptcy Court, by filing with the Bankruptcy Court and serving upon the holder of such Claim or Equity Interest an objection thereto in accordance with the Bankruptcy Code, the Bankruptcy Rules or a
     Final Order. Whether or not a proof of claim, request for payment or proof of interest is filed with the Bankruptcy Court, the Debtors may elect, in their discretion, to dispute any Claim or Equity Interest outside of the
     Chapter 11 Cases, in which case the Disputed Claim or Disputed Equity
     Interest shall be determined, resolved or adjudicated as though the Chapter
     11 Cases had not been commenced, and shall be deemed to be an Allowed Claim or Allowed Equity Interest only as of the date on which the liability of the Debtors is determined, resolved or adjudicated by agreement of the
     Debtors and the holder of the Claim or Equity Interest or by final, nonappealable order of a court or other tribunal of competent jurisdiction.
     To effectuate the foregoing, as of the Effective Date, any stay or injunction under the Bankruptcy Code that would otherwise preclude the determination, resolution or adjudication of a Disputed Claim or Disputed
     Equity Interest outside of the Chapter 11 Cases shall be modified to permit the same, but only if and to the extent that the Debtors have elected such manner of determination, resolution or adjudication.

               7.13.3. Deadline for Asserting Disputes. If the Debtors seek to dispute any Claim or Equity Interest, (a) if a proof of claim, request for payment or proof of interest with respect to such Claim or Equity Interest has been filed in the Bankruptcy Court, they must file and serve an objection thereto by the later of the Effective Date or the date that is thirty days after the filing of the applicable proof of claim, request for payment or proof of interest; or (b) whether or not a proof of claim, request for payment or proof of interest was filed in the Bankruptcy Court, if the Debtors have elected to dispute the Claim or Equity Interest outside of the Chapter 11 Cases, they must initiate appropriate action in another court or tribunal of competent jurisdiction by the later of the Effective
     Date or the date on which the Debtors would be obligated to pay such Claim or recognize such Equity Interest in the ordinary course of business or pursuant to the terms of any applicable agreement or other document.

               7.13.4. Distributions Relating to Disputed Claims. Distributions
     shall be made to a holder of a Disputed Claim only when, and to the extent that, such Disputed Claim becomes an Allowed Claim. Each distribution on account of a Disputed Claim that becomes an Allowed Claim shall be made in accordance with the treatment specified for such Claim in the Plan.

          7.14 RETENTION OF CAUSES OF ACTION. Except as expressly set forth in the Plan, the Debtors do not release or abandon any claims, demands or causes of action owned by them, including any under sections 510, 542, 543, 544, 545, 547,
548, 549, 550, 551 or 553 of the Bankruptcy Code, and the Debtors may seek to assert such claims, demands and causes of action against any persons at any time, subject to any applicable statutes of limitation. Any recoveries realized by the Debtors from the assertion of any claims, demands and causes of action shall be the sole property of the Debtors. To the extent necessary, the Debtors shall be deemed representatives of their estates under section 1123(b) of the
Bankruptcy Code.

                                      VIII.

                         EFFECT OF CONFIRMATION OF PLAN

          8.1. REVESTING OF ASSETS. The property of the estate of each of the
Debtors shall revest in the respective Debtors on the Effective Date. From and after the Effective Date, the Debtors

                                       20

may operate their businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, except as provided herein. As of the
Effective Date, all property of the Debtors shall be free and clear of all
Claims and Equity Interests, except as provided in the Plan.

     8.2. DISCHARGE OF DEBTORS. The rights afforded herein and the treatment of
Claims and Equity Interests provided herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors or any of their assets or properties. Except as otherwise provided herein,

               8.2.1. the Debtors shall be discharged from any and all Claims
     (other than Claims reinstated pursuant to the Plan), any other debt that arose before the Effective Date and any debt of a kind specified in section
     502(j), 502(h) or 502(j) of the Bankruptcy Code and other than Claims reinstated pursuant to the Plan, and all such Claims and debt shall be deemed satisfied and released in full, whether or not (a) a proof or request for payment of such Claim is filed or deemed filed under section
     501 of the Bankruptcy Code, (b) such Claim is allowed under section 502 of the Bankruptcy Code or any other provision of the Bankruptcy Code or (c)
     the holder of such Claim has accepted the Plan;

               8.2.2. any judgment at any time obtained is void, to the extent that such judgment is a determination of the personal liability of any of the Debtors with respect to any Claim or other debt discharged hereunder, whether or not discharge of such debt is waived; and

               8.2.3. all persons shall be enjoined from commencing or
     continuing any action, employing process, or taking any act to collect, recover or offset any Claim (other than Claims reinstated pursuant to the
     Plan) or other debt as a personal liability of any Debtor, whether or not discharge of such debt is waived.

          8.3. RELEASES AND EXCULPATION. None of the Debtors, the Noteholders
Committee and its members, the Creditors Committee and its members, or the
Bermuda Liquidator, or any of their respective members, officers, directors, employees, attorneys, advisors or agents (including all of the respective successors and assigns of any of the foregoing) (each a "Released Party" and, collectively, the "Released Parties") shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of: (a) the negotiation, documentation or implementation of the transactions contemplated herein (including the considerations of alternatives thereto (if any)), (b) the negotiation, documentation or consummation of the transactions contemplated in the Restructuring Agreement, (c) the pursuit of confirmation of the Plan, (d) the consummation of the Plan, or (e) the administration of the Plan or the property to be distributed under the Plan, except to the extent such liability of a Released Party is determined by a court of competent jurisdiction to have arisen primarily as a result of that Released
Party's gross negligence or willful misconduct (including any breach of fiduciary duty constituting gross negligence or willful misconduct) (and, solely with respect to the attorneys and advisors retained by the Debtors and the
Creditors Committee, also to the extent such liability is determined by a court of competent jurisdiction to have arisen primarily as a result of such Released
Party's negligence or breach of fiduciary duty); and, in all respects, the
Released Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                                       21

          8.4. RELEASES AND INDEMNIFICATION. Subject to the limitations set forth in the second sentence of this Section 8.4, the Debtors agree to indemnify and hold harmless the attorneys and advisors retained by them and each of the
Noteholders Committee and its members, the Creditors Committee and its members, the Bermuda Liquidator, and all of their respective members, officers, directors, employees, attorneys, advisors and agents (including all of the respective successors and assigns of any of the foregoing) (each an "Indemnified
Party" and, collectively, the "Indemnified Parties") from and against all claims, suits, actions, liabilities and judgments and costs related thereto
(including, but subject to clauses (A) and (B) below, any defense costs associated therewith on an "as incurred" basis) arising under or with respect to any act or omission in connection with, or arising out of: (a) the negotiation, documentation or implementation of the transactions contemplated herein
(including the considerations of alternatives thereto (if any)), (b) the negotiation, documentation or consummation of the transactions contemplated in the Restructuring Agreement, (c) the pursuit of confirmation of the Plan, (d)
the consummation of the Plan, or (e) the administration of the Plan or the property to be distributed under the Plan (collectively, the "Indemnified
Claims"). The foregoing indemnification rights are subject to and limited by the following provisions applicable to the Indemnified Parties and Indemnified
Claims specified therein: (x) no Indemnified Party shall have any right to indemnification under this Section 8.4 to the extent any Indemnified Claim is determined by a court of competent jurisdiction to have arisen primarily as a result of that Indemnified Party's gross negligence or willful misconduct
(including any breach of fiduciary duty constituting gross negligence or willful misconduct), (y) in addition to the limitation set forth in the preceding clause
(x), the attorneys and advisors retained by the Debtors and the Creditors
Committee shall also have no right to indemnification under this Section 8.4 to the extent their liability on an Indemnified Claim is determined by a court of competent jurisdiction to have arisen primarily as a result of their negligence or breach of fiduciary duty, and (z) attorneys retained by the Debtors who are licensed in any State of the United States and subject to the disciplinary rules of that State shall have no Indemnification Rights nor shall they be released or held harmless with respect to any Indemnified Claim assertable against them by any of the Debtors; and, in addition, (A) all indemnification requests by attorneys and advisors retained by the Debtors and attorneys and advisors retained by the Creditors Committee made prior to the Court's entry of an order closing the Chapter 11 Case of the Debtor against whom an indemnification claim is asserted pursuant to this Section 8.4 shall be made by means of an application (interim or final, as the case may be) and shall be subject to review by the Court to ensure that payment of such indemnity is reasonable based on the circumstances of the litigation or settlement in respect of which such indemnity is sought; and (B) any Indemnified Party required to seek indemnification in accordance with the foregoing clause (A) shall not be required to submit further applications to the Court if its request for indemnity arises after the later of the Effective Date of the Plan and the date on which the Court rules on such Indemnified Party's final application for compensation and reimbursement of expenses. All other indemnification requests shall be made by presentation of an invoice to the Debtors.

          8.5. BINDING EFFECT. The Plan shall be binding upon, and inure to the benefit of, the Debtors and all holders of Claims and Equity Interests, and their respective successors and assigns, whether or not the Claims and Equity
Interests of such holders are impaired under the Plan and whether or not such holders have accepted the Plan.

                                       22

                                       IX.

                            EFFECTIVENESS OF THE PLAN

          9.1. CONDITIONS PRECEDENT. The Plan shall not become effective unless and until the following conditions have been satisfied (a) the Restructuring
Agreement shall not have been terminated, (b) the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors and the Noteholders Committee, (c) there shall not be in force any order, decree or ruling of any court or governmental body having jurisdiction, restraining, enjoining or staying the consummation of, or rendering illegal the transactions contemplated by, the Plan, (d) the closing of the Exit Financing Facility shall have occurred and funding of the Exit Financing Facility shall have commenced;
(e) the making of distributions in accordance with the terms of the Plan shall have commenced; and (f) all authorizations, consents and regulatory approvals
(if any) in connection with the effectiveness of the Plan shall have been obtained.

          9.2. EFFECT OF FAILURE OF CONDITIONS. In the event that the conditions specified in Section 9.1 have not been satisfied or waived in the manner provided in Section 9.3 below on or before sixty-one days after the Confirmation
Date, then upon written notification filed by the Debtors with the Bankruptcy
Court and served upon the Noteholders Committee and the Creditors Committee and
the Office of the United States Trustee, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the
Confirmation Date had never occurred, and (d) all the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the
Debtors.

          9.3. WAIVER OF CONDITIONS. The conditions set forth in Sections
9.1(a), 9.1(d) and 9.1(e) may be waived by the Noteholders Committee and the
Debtors; the condition set forth in Section 9.1(b), other than entry of the
Confirmation Order, may be waived by the Debtors and the Noteholders Committee;
and the conditions set forth in Sections 9.1(c) and 9.1(f) may be waived by the
Debtors unless proscribed by law. Any such waivers shall be evidenced by a writing, signed by the waiving parties, that is served upon counsel for the
Creditors Committee and the Noteholders Committee and filed with the Bankruptcy
Court.

                                       X.

                            RETENTION OF JURISDICTION

          10.1. BANKRUPTCY COURT. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

               10.1.1. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, and the allowance of Claims resulting therefrom;

               10.1.2. To determine any and all adversary proceedings,
     applications, and contested matters;

                                       23

               10.1.3. To hear and determine any objections to Administrative
     Expense Claims or to other Claims;

               10.1.4. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

               10.1.5. To issue such orders in aid of execution of the Plan as may be necessary or appropriate to carry out its intent and purpose or to implement the Plan; or in furtherance of the discharge, to the extent authorized by section 1142 of the Bankruptcy Code;

               10.1.6. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the
     Bankruptcy Court, including, without limitation, the Confirmation Order;

               10.1.7. To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and
     503(b) of the Bankruptcy Code;

               10.1.8. To ensure that distributions and rights granted to holders of Allowed Claims and Equity Interests are accomplished as provided herein;

               10.1.9. To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

               10.1.10. To enforce any order, judgment, injunction or ruling entered or made in the Chapter 11 Cases;

               10.1.11. To recover all assets of the Debtors and all property of the Chapter 11 Estates, wherever located;

               10.1.12. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the
     Bankruptcy Code;

               10.1.13. To hear any other matter not inconsistent with the
     Bankruptcy Code; and

               10.1.14. To enter a final decree closing the Chapter 11 Cases.

          10.2. NO LIMITATION ON BERMUDA COURT. Notwithstanding the foregoing, nothing in this Article X shall be construed as a limitation on the jurisdiction of the Bermuda Court in the Bermuda Proceedings.

                                       XI.

                            MISCELLANEOUS PROVISIONS

          11.1. PLAN SUPPLEMENT. No later than ten days prior to the commencement of the hearing to consider confirmation of the Plan, the Debtors shall file with the Bankruptcy Court in the Plan Supplement such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Such documents shall include the
Restructuring Agreement, the amended and restated indenture, notes, guarantees and security documents related to the

                                       24

Amended and Restated First Notes, the amended and restated Corporate Documents including the terms of the New Preferred Shares and New Class C Common Shares,
the warrant agreement with respect to the New Series A Preferred Warrants and the New Series B Preferred Warrants, the Operating Contracts as amended, amended and restated or replaced, a registration rights agreement, non-compete agreements, and the documents evidencing the Exit Financing Facility, which documents shall be in form and substance satisfactory to the Noteholders
Committee. Upon the filing of the Plan Supplement with the Court, (i) the
Debtors will serve copies of the Plan Supplement to the Office on the United
States Trustee and counsel to the Creditors Committee and (ii) the Plan
Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors' counsel.

          11.2. AUTHORIZATION OF EFFECTUATING DOCUMENTS AND FURTHER
TRANSACTIONS. Each of the officers of the Debtors is authorized in accordance with their authority under the resolutions of the respective boards of directors of the Debtors to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents, and to take such actions as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan and the debt and equity securities issued pursuant to the Plan.

          11.3. EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of amalgamation or consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

          11.4. STATUTORY FEES. All fees payable under section 1930, chapter
123, title 28, of the United States Code, as determined by the Bankruptcy Court at the hearing at which the Court considers confirmation of the Plan shall be paid on the Effective Date. Any such fees accrued after the Effective Date shall be paid when due pursuant to such section 1930 until the entry of a final decree or the conversion or dismissal of the Chapter 11 Cases.

          11.5. TERMINATION OF CREDITORS COMMITTEE. Except as otherwise provided in this Section 11.5, on the date by which both (a) the Effective Date has occurred and (b) the Confirmation Order has become a Final Order, the Creditors'
Committee shall cease to exist and its members, employees or agents (including without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with the Creditors Committee. The Creditors Committee shall continue to exist after such date solely with respect to all applications filed pursuant to section 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional, and any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

          11.6. EMPLOYMENT AND PAYMENT OF DEBTORS' PROFESSIONALS AFTER EFFECTIVE
DATE. The Debtors may employ and pay professionals, including any professionals retained in the Chapter 11 Cases, with respect to services to be rendered after the Effective Date, including services in connection with the implementation and consummation of the Plan, without further order of the Bankruptcy Court.

          11.7. PAYMENT OF BERMUDA LIQUIDATOR. Any fees and expenses owing to the Bermuda Liquidator and any of his advisors as of and after the Effective
Date shall be paid by TBS Shipping or by

                                       25

the amalgamated company if TBS Shipping is thereafter amalgamated with TBS
International as provided for in the Plan.

          11.8. AMENDMENT OR MODIFICATION OF PLAN. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, if the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors have complied with section 1125 of the Bankruptcy Code; provided, however, that no such alterations, amendments or modifications may be made after the deadline for voting on the Plan without the consent of the Noteholders
Committee. The Plan may be altered, amended or modified at any time after the
Confirmation Date and before substantial consummation, with the consent of the
Noteholders Committee, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court after notice and hearing confirms the Plan as altered, amended or modified. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of the holder. Otherwise, the Debtors may alter, amend or modify the treatment of
Claims and Equity Interests provided for under the Plan if the holders of Claims or Equity Interests affected thereby agree or consent to any such alteration, amendment or modification.

          11.9. SEVERABILITY. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, the Debtors may, at their option, (a) treat such provision as invalid, void or unenforceable with respect to the holder or holders of such
Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable, in which case such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) alter, amend, revoke, or withdraw the Plan.

          11.10. REVOCATION OR WITHDRAWAL OF PLAN. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

          11.11. GOVERNING LAW. Except to the extent that the Bankruptcy Code or
Bankruptcy Rules are applicable, the rights and obligations arising under the
Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

          11.12. NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid. If to the Debtors, any such notice shall be directed to the following at the addresses set forth below:

               TBS International Limited, et al.
               c/o Windcrest Management Limited
               Commerce Building
               Chancery Lane
               Hamilton HM 12, Bermuda
               Attention: William J. Carr

               and

                                       26

               TBS International Limited, et al.
               c/o TBS Shipping Services Inc.
               612 East Grassy Sprain Road
               Yonkers, New York 10710
               Attention: Joseph E. Royce

               with a copy to

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, New York 10166
               Attention: James P. Ricciardi, P.C.
                          Rosalie W. Gray
                          Audrey S. Trundle

     Dated: August 3, 2000

                                        TBS INTERNATIONAL LIMITED,
                                        TBS SHIPPING INTERNATIONAL LIMITED,
                                        TECHNOTRADE LIMITED,
                                        WESTBROOK HOLDINGS LTD.,
                                        BEDFORD MARITIME CORP.,
                                        BRIGHTON MARITIME CORP.,
                                        COLUMBUS MARITIME CORP.,
                                        CORTLAND NAVIGATION CORP.,
                                        FRANKFORT MARITIME CORP.,
                                        HANCOCK NAVIGATION CORP.,
                                        HARI MARITIME CORP.,
                                        NEWKIRK NAVIGATION CORP.,
                                        PROSPECT NAVIGATION CORP.,
                                        SUMMIT MARITIME CORP.,
                                        TREMONT MARITIME CORP., and
                                        WHITEHALL MARINE TRANSPORT CORP.

                                        By: /s/ William J. Carr
                                            ------------------------------------
                                            William J. Carr
                                            President

GIBSON, DUNN & CRUTCHER LLP

By: /s/ Audrey S. Trundle
    ---------------------------------
    James P. Ricciardi, P.C.
    Rosalie W. Gray
    Audrey S. Trundle
Attorneys for Debtor

                                       27

                                EXHIBIT A TO PLAN

              SUMMARY OF TERMS OF AMENDED AND RESTATED FIRST NOTES

Obligor                       If TBS Shipping is amalgamated with TBS
                              International, the resulting amalgamated company.

                              TBS Shipping if there is no amalgamation.

Principal Amount              $50 million.

                              The remaining $60 million in aggregate principal
                              amount of the First Preferred Ship Mortgage Notes,
                              together with accrued and unpaid interest on the
                              original aggregate principal amount of $110
                              million and other charges through the Effective
                              Date, shall be cancelled and discharged.

Maturity                      Seven years from the Effective Date.

Interest Rate                 10.00% per annum, Cash pay on a quarterly basis,
                              beginning to accrue on the earlier of the
                              Effective Date or September 15, 2000.

Amortization                  Payable at end of year as follows: (i) first year
                              after Effective Date, none, (ii) second year after
                              Effective Date, $1.0 million, (iii) third year
                              after Effective Date, $1.5 million, (iv) fourth
                              year after Effective Date, $2.0 million, (v) fifth
                              year after Effective Date, $2.5 million, (vii)
                              sixth year after Effective Date, $3.0 million, and
                              (viii) seventh year after Effective Date, the
                              remainder.

Optional Redemption           The obligor may redeem the Amended and Restated
                              First Notes in whole or in part (on a pro rata
                              basis) at any time at par plus accrued interest.

Covenants                     Covenants to include those customary for
                              high-yield debt transactions, to include covenants
                              with respect to sale of substantially all the
                              assets, merger and similar transactions.

Collateral/Guarantees         Security interest in and lien upon all assets of
                              the obligor and guarantors including, without
                              limitation:

                                   o    Continuing first preferred ship
                                        mortgages on all vessels owned by
                                        subsidiaries of TBS International

                                   o    Assignment of insurance proceeds
                                        relating to the mortgaged vessels.

                                   o    Pledge of all subsidiary shares in the
                                        vessel-owning subsidiaries.

                                   o    The liens for the Amended and Restated
                                        First Notes shall be effectuated through
                                        an amendment or assignment of the
                                        existing first preferred ship mortgages,
                                        whenever possible or desirable, at the
                                        discretion of the Noteholders Committee.

                                       A-1

                              Guarantees by the following entities of all
                              payments on the Amended and Restated First Notes:

                                 TBS International (if the Bermuda Scheme is not
                                 sanctioned by the Bermuda Court)
                                 Technotrade Limited
                                 Westbrook Holdings Ltd.
                                 Bedford Maritime Corp.
                                 Brighton Maritime Corp.
                                 Cortland Navigation Corp.
                                 Columbus Maritime Corp.
                                 Frankfort Maritime Corp.
                                 Hancock Navigation Corp.
                                 Hari Maritime Corp.
                                 Newkirk Navigation Corp.
                                 Prospect Navigation Corp.
                                 Summit Maritime Corp.
                                 Tremont Maritime Corp.
                                 Whitehall Marine Transport Corp.
                                 Asia-America Ocean Carriers, Ltd.
                                 Leaf Shipping Corp.
                                 Pacific Rim Shipping Corp.
                                 Ras Shipping Company Limited
                                 Transworld Cargo Carriers S.A.
                                 TBS Worldwide Services Inc.
                                 TBS Pacific Liner, Ltd.
                                 TBS Latin America Liner, Ltd.
                                 TBS North America Liner, Ltd.
                                 TBS Eurolines, Ltd.
                                 TBS Ocean Carriers, Ltd.
                                 Roymar Ship Management, Inc.
                                 TBS Shipping Services, Inc.
                                 TBS Commercial Group, Ltd.
                                 Beacon Holdings, Ltd.
                                 Meridian Overseas, Ltd.
                                 Equity Marine, Inc.
                                 Nautica Groupe, Ltd.
                                 TBS Shipping Services Texas, Inc.
                                 Ave Shipping Corp.
                                 Cleo Shipping Corp.
                                 Mountain Shipping Corp.
                                 Trinity Navigation Corp.
                                 American Orient Line Limited
                                 Seldon Shipping Corp.

                              Non-recourse guarantees by current shareholders
                              and affiliates of TBS International, secured by
                              pledge of all shares held by such persons in such
                              entities.

                              Release of collateral requires consent of 66-2/3%
                              of face amount of outstanding Amended and Restated
                              First Notes.

                                       A-2

                              Other protections and remedies no less favorable
                              than the existing First Preferred Ship Mortgage
                              Notes.

Registration and Trading      Subject to any trading requirements imposed by
                              Bermuda law, the Amended and Restated First Notes
                              shall be separately and freely tradeable under
                              section 1145 of the Bankruptcy Code unless (a) the
                              holder of such security is deemed an underwriter
                              after the Effective Date under section 1145 of the
                              Bankruptcy Code and (b) such trade is not covered
                              by any exemption to Section 5 of the Securities
                              Act of 1933. Certain holders of Noteholder Claims
                              that are likely to be deemed an underwriter under
                              section 1145 of the Bankruptcy Code after the
                              Effective Date shall receive customary
                              registration rights (perpetual shelf, one demand
                              and unlimited piggybacks) with respect to the
                              Amended and Restated First Notes. The costs of
                              complying with this paragraph (including without
                              limitation (i) registering and listing the
                              securities and (ii) complying with the
                              registration rights granted herein) shall not be
                              borne by the holders of Noteholder Claims
                              receiving registration rights.

                                       A-3

                                EXHIBIT B TO PLAN

                    SUMMARY OF TERMS OF NEW PREFERRED SHARES

Issuer                        TBS International.

Optional Redemption           TBS International may redeem the New Preferred
                              Shares in whole or in part (on a pro rata basis)
                              for $15 per share plus accrued but unpaid
                              dividends at any time.

Mandatory Redemption          Subject to applicable law, TBS International must
                              redeem the New Preferred Shares in whole for $15
                              per share plus accrued but unpaid dividends on the
                              tenth anniversary date of the Effective Date.

Dividend Rate                 7.00% per annum, Cash pay on a quarterly basis.

PIK Option                    Option to pay required dividend in kind for any 12
                              dividend payments (such payments need not be
                              consecutive).

Shares Issued                 1 million.

Liquidation Preference        $15 per share plus accruals.

Voting                        The holders of New Preferred Shares will vote as a
                              separate class on any proposed amalgamation,
                              merger, consolidation or sale of substantially all
                              the assets of TBS International, unless the
                              proposed transaction provides for the redemption
                              in full of all of the New Preferred Shares at the
                              mandatory redemption price.

Registration and Trading      Subject to any trading requirements imposed by
                              Bermuda law, the New Preferred Shares shall be
                              separately and freely tradeable under section 1145
                              of the Bankruptcy Code unless (a) the holder of
                              such security is deemed an underwriter after the
                              Effective Date under section 1145 of the
                              Bankruptcy Code and (b) such trade is not covered
                              by any exemption to Section 5 of the Securities
                              Act of 1933. Certain holders of Noteholder Claims
                              that are likely to be deemed an underwriter under
                              section 1145 of the Bankruptcy Code after the
                              Effective Date shall receive customary
                              registration rights (perpetual shelf, one demand
                              and unlimited piggybacks) with respect to the New
                              Preferred Shares. The costs of complying with this
                              paragraph (including without limitation (i)
                              registering and listing the securities and (ii)
                              complying with the registration rights granted
                              herein) shall not be borne by the holders of
                              Noteholder Claims receiving registration rights.

                                       B-1

                                EXHIBIT C TO PLAN

                  SUMMARY OF TERMS OF NEW CLASS C COMMON SHARES

Common Shares                 New Class C Common Shares equal to 25.0% of the
                              total number of Class A Common Shares, Class B
                              Common Shares and New Class C Common Shares. Such
                              New Class C Common Shares are to have the number
                              of votes per share necessary to produce 25.0% of
                              the total voting power of Class A Common Shares,
                              Class B Common Shares and New Class C Common
                              Shares (except as provided in Section 7.4 of the
                              Plan with respect to board representation)

                              To implement the requisite board representation
                              (see Section 7.4 of the Plan), these New Class C
                              Common Shares may vote as a separate class in
                              certain limited circumstances.

                              TBS International shall be prohibited from issuing
                              super-voting shares, except that the existing
                              high-vote privileges held by the existing Class B
                              shareholders will be retained.

                              New Class C Common Shares issued to holders of
                              Noteholder Claims shall be entitled to certain
                              voting consent and other rights with respect to
                              any change to the provisions of the Corporate
                              Documents governing voting.

Registration and Trading      Subject to any trading requirements imposed by
                              Bermuda law, the New Class C Common Shares shall
                              be separately and freely tradeable under section
                              1145 of the Bankruptcy Code unless (a) the holder
                              of such security is deemed an underwriter after
                              the Effective Date under section 1145 of the
                              Bankruptcy Code and (b) such trade is not covered
                              by any exemption to Section 5 of the Securities
                              Act of 1933. Certain holders of Noteholder Claims
                              that are likely to be deemed an underwriter under
                              section 1145 of the Bankruptcy Code after the
                              Effective Date shall receive customary
                              registration rights (perpetual shelf, one demand
                              and unlimited piggybacks) with respect to the New
                              Class C Common Shares. The costs of complying with
                              this paragraph (including without limitation (i)
                              registering and listing the securities and (ii)
                              complying with the registration rights granted
                              herein) shall not be borne by the holders of
                              Noteholder Claims receiving registration rights.

Restrictions on Transfer of   No U.S. person will be permitted to acquire
New Class C Common            additional New Class C Common Shares prior to the
Shares                        fourth anniversary date, or subsequent thereto if
                              the Amended and Restated First Notes are repaid in
                              full in Cash prior to such fourth anniversary
                              date, if in either such case the purchase would
                              result in a shareholder owning in the aggregate
                              more than 49% of the New Class C Common Shares.

                                       C-1

                                EXHIBIT D TO PLAN

                               SUMMARY OF TERMS OF
                         NEW SERIES A PREFERRED WARRANTS
                       AND NEW SERIES B PREFERRED WARRANTS

New Series A Preferred        Warrants to acquire New Class C Common Shares in
Warrants                      an amount equal to 23.0% of the total outstanding
                              common shares of TBS International on a fully
                              diluted basis.

New Series B Preferred        Warrants to acquire New Class C Common Shares in
Warrants                      an amount equal to 7.0% of the total outstanding
                              common shares of TBS International on a fully
                              diluted basis.

Strike-Price                  One cent ($.01) per share, but in no event less
                              than par value.

Exercise Conditions           The New Series A Preferred Warrants are
                              exercisable only if the Amended and Restated First
                              Notes have not been repaid in full in Cash prior
                              to the fourth anniversary of the Effective Date.

                              The New Series B Preferred Warrants are
                              exercisable only if the New Preferred Shares have
                              not been redeemed in full in Cash prior to the
                              fifth anniversary of the Effective Date.

                              The New Series A Preferred Warrants or New Series
                              B Preferred Warrants, as the case may be, shall
                              expire upon the Amended and Restated First Notes
                              being repaid in full or the New Preferred Shares
                              being redeemed in full prior to the aforesaid
                              respective applicable anniversary date.

Anti-Dilution Protection      The New Series A Preferred Warrants and the New
                              Series B Preferred Warrants shall be protected
                              against dilution.

Registration & Trading        Subject to any trading requirements imposed by
                              Bermuda law, the New Series A Preferred Warrants
                              and New Series B Preferred Warrants shall be
                              separately and freely tradeable under section 1145
                              of the Bankruptcy Code unless (a) the holder of
                              such security is deemed an underwriter after the
                              Effective Date under section 1145 of the
                              Bankruptcy Code and (b) such trade is not covered
                              by any exemption to Section 5 of the Securities
                              Act of 1933. Certain holders of Noteholder Claims
                              that are likely to be deemed an underwriter under
                              section 1145 of the Bankruptcy Code after the
                              Effective Date shall receive customary
                              registration rights (perpetual shelf, one demand
                              and unlimited piggybacks) with respect to the New
                              Series A Preferred Warrants and New Series B
                              Preferred Warrants. The costs of complying with
                              this paragraph (including without limitation (i)
                              registering and listing the securities and (ii)
                              complying with the registration rights granted
                              herein) shall not be borne by the holders of
                              Noteholder Claims receiving registration rights.

                                       D-1

GIBSON, DUNN & CRUTCHER LLP                PRESENTMENT DATE AND TIME:
                                           JANUARY 3, 2001 AT 12:00 NOON
200 Park Avenue
New York, New York 10166-0193
Telephone: (212) 351-4000
Facsimile: (212) 351-4035
James P. Ricciardi, P.C. (JR 5901)
Rosalie W. Gray (RG 5208)
Audrey S. Trundle (AT 8149)

Attorneys for Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------   X
                                         :
In re:                                   :   Chapter 11
                                         :
TBS INTERNATIONAL LIMITED,               :   Case Nos. 00-41696 (PCB)
TBS SHIPPING INTERNATIONAL LIMITED,      :   through 00-41712 (PCB)
TECHNOTRADE LIMITED,                     :
WESTBROOK HOLDINGS LTD.,                 :   (Jointly Administered)
BEDFORD MARITIME CORP.,                  :
BRIGHTON MARITIME CORP.,                 :
COLUMBUS MARITIME CORP.,                 :
CORTLAND NAVIGATION CORP.,               :
FRANKFORT MARITIME CORP.,                :
HANCOCK NAVIGATION CORP.,                :
HARI MARITIME CORP.,                     :
NEWKIRK NAVIGATION CORP.,                :
PROSPECT NAVIGATION CORP.,               :
SUMMIT MARITIME CORP.,                   :
TREMONT MARITIME CORP., and              :
WHITEHALL MARINE TRANSPORT CORP.,        :
                                         :
               Debtors.                  :
--------------------------------------   :

               MOTION OF DEBTORS FOR ORDER APPROVING MODIFICATION
        TO EXHIBITS C AND D TO PLAN OF REORGANIZATION PURSUANT TO SECTION
        1127(B) OF THE BANKRUPTCY CODE AND TO THE RESTRUCTURING AGREEMENT
          FILED AS EXHIBIT P TO THE PLAN SUPPLEMENT AND DESCRIPTION OF
                  CONSEQUENCES FOR DISTRIBUTIONS TO NOTEHOLDERS

TO THE HONORABLE PRUDENCE CARTER BEATTY:
UNITED STATES BANKRUPTCY JUDGE:

          TBS International Limited and its affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (the "Debtors"), hereby move for an order approving a modification (the "Modification") of Exhibits C and D to the Confirmed Third Amended Joint Plan of Reorganization of Debtors
under Chapter 11 of Title 11 of the United States Code, as modified (the "Plan,"
capitalized terms not defined herein have the meanings given to them in the
Plan) pursuant to section 1127(b) of the Bankruptcy Code and to the
Restructuring Agreement filed as Exhibit P to the Plan Supplement and provide a description of the consequences of the Modification for distributions to
Noteholders and in support thereof respectfully submit as follows:

                                  JURISDICTION

     1. This Court has jurisdiction to consider this Motion pursuant to 28
U.S.C. Sections 157 and 334. This matter is a core proceeding pursuant to 28
U.S.C. Section 157(b). Venue is proper before this Court pursuant to 28 U.S.C.
Sections 1408 and 1409.

                                   BACKGROUND

     2. On July 6, 2000 (the "Petition Date"), the Debtors commenced these cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").
Pursuant to Bankruptcy Code sections 1107(a) and 1108, the Debtors are operating their business and managing their properties as debtors in possession. By order of this Court, these cases are being jointly administered for procedural purposes only.

     3. On July 17, 2000 the United States Trustee for the Southern District of
New York appointed the Official Committee of Unsecured Creditors (the
"Committee") pursuant to Bankruptcy Code section 1102 to serve in these cases.
No trustee or examiner has been appointed in these cases.

     4. The Debtors are part of a vast multinational corporate organization (the
"TBS Enterprise") that is engaged in the ocean transportation business. The TBS
Enterprise consists of

                                        2

numerous interrelated companies, certain of which are direct and indirect subsidiaries of TBS International Limited ("TBS International") and are among the Debtors herein, and certain of which are part of separate corporate families that are owned or controlled by certain of the shareholders of TBS
International. The operational headquarters of the TBS Enterprise is located at
612 East Grassy Sprain Road, in Yonkers, New York. The business of the Debtors is primarily conducted at that address.

     5. TBS International is primarily a holding company, with one direct subsidiary, TBS Shipping International Limited ("TBS Shipping"), one of the
Debtors herein. TBS Shipping is also primarily a holding company. It has three direct subsidiaries, RAS Shipping Company Limited ("RAS"), TBS Worldwide
Services, Inc. ("Worldwide"), and Technotrade Limited ("Technotrade")
(Shipping, together with RAS, Worldwide and Technotrade and the direct and indirect subsidiaries of each, the "Shipping Group"). RAS and Worldwide are not included among the Debtors in these chapter 11 cases, while Technotrade is.

     6. Technotrade, a holding company, has one subsidiary, Westbrook Holdings
Ltd. ("Westbrook"), which is another of the Debtors herein. Finally, Westbrook, a holding company, has a number of subsidiaries, including the remaining
Debtors, Bedford Maritime Corp., Brighton Maritime Corp., Columbus Maritime
Corp., Cortland Navigation Corp., Frankfort Maritime Corp., Hancock Navigation
Corp., Hari Maritime Corp., Newkirk Navigation Corp., Prospect Navigation Corp.,
Summit Navigation Corp., Tremont Maritime Corp., and Whitehall Marine Transport
Corp. All of such remaining Debtors are owners of vessels that are utilized in the ocean transportation business.

     7. Within the TBS Enterprise, the Shipping Group operates liner/parcel services that transport high value, time-sensitive cargoes. The Shipping Group targets premium markets not efficiently served by bulk or container vessel operators. Through affiliates that are indirect, non-debtor subsidiaries of
Shipping (the "Liner/Parcel Affiliates"), the Shipping Group currently operates liner/parcel service routes between Japan and the West and East Coasts of South
America, and

                                        3

between ports on the East and West Coasts of South America, In addition, the
Shipping Group transports cargoes between the United States and South America and other locations on a sporadic basis in response to customer demand.

     8. The conduct of the liner/parcel service involves the operation by the
Shipping Group of a fleet of vessels varying in number from eighteen to twenty-five, twelve of which are owned by the Debtors. The vessels carry general cargo such as machinery and spare parts, partially completed cars, steel products, project-type cargoes such as heavy equipment and machinery, mining equipment and pipe, oil field services equipment, finished copper products, mining concentrates, and fishmeal.

     9. The Debtors make their vessels available to the Shipping Group, and provide the services necessary to their effective utilization by the Shipping
Group, through a series of transactions involving third parties, certain of their own subsidiaries, and ultimately certain affiliated management services companies within the TBS Enterprise. Because the Debtors have no employees of their own, they are dependent on obtaining, through such transactions, the managerial, administrative, operational, advisory, ship maintenance, crewing, commercial, technical, purchasing, brokerage, claims, insurance, financial management, agency and port services necessary to support their vessels. The end result of the series of transactions is that the Debtors obtain such necessary services principally from Roymar Ship Management, Inc., TBS Shipping Services,
Inc., and Equity Marine, Inc., which are affiliated management services companies within the TBS Enterprise, located in Yonkers, New York.

     10. The Debtors earn net freight revenues (freight revenues less voyage expenses) through the deployment of their vessels in the Shipping Group's liner/parcel service. In general, the Liner/Parcel Affiliates bill, and receive payment from, customers for freight costs. The freight revenues are used by the
Liner/Parcel Affiliates to pay voyage expenses, which include stevedoring, port costs, fuel, commissions, and lashing materials for securing cargoes. Net freight revenues are transferred by the Liner/Parcel Affiliates to their parent
Worldwide, which in turn makes distributions to the Debtors of amounts attributable to the Debtors' vessels. With such amounts, the

                                        4

Debtors are responsible for paying for vessel mortgage payments, if any, charter hires and vessel operating expenses. In addition, the Debtors pay certain fees to the affiliated management services companies for services performed on their behalf. The balance of any funds available to the Debtors is generally distributed to Shipping for other overhead costs, including debt service.

     11. On a consolidated basis, as of December 31, 1999, the Shipping Group
(including non-debtors) had assets of approximately $105.0 million and liabilities of approximately $134.5 million. The Debtors' twelve owned vessels constitute the substantial majority of the Shipping Group's assets. The substantial majority of its liabilities consists of certain First Preferred Ship
Mortgage Notes Due 2005 (the "Notes"), in the aggregate principal amount of $110 million. The Notes, which are in default, were issued by TBS Shipping, guaranteed by all of the Debtors other than TBS International and Asia-America, and secured by the Debtors' twelve owned vessels.

     12. The filing of these chapter 11 cases resulted from the agreement of the
Debtors to restructure their obligations under the Notes pursuant to a chapter
11 plan of reorganization and scheme of arrangement under Bermuda Law negotiated with the holders of, or advisors or managers for, the beneficial holders of in excess of two-thirds in amount and fifty percent of the holders of the Notes.
These same Noteholders are members of the Committee in these cases. On the
Petition Date, the Debtors filed a proposed joint plan of reorganization that reflected that agreement, and by order dated October 11, 2000 (the "Confirmation
Order"), this Court confirmed the Plan that implements the terms of that agreement.

              MODIFICATION OF EXHIBITS C AND D TO CONFIRMED PLAN OF
               REORGANIZATION AND EXHIBIT P TO THE PLAN SUPPLEMENT

     13. Exhibit C to the Confirmed Plan of Reorganization is to be modified as follows:

          by inserting the words "on a fully diluted basis" before the period ending the first sentence of Exhibit C.

     14. Exhibit D to the Confirmed Plan of Reorganization is to be modified as follows:

          a) in the subsection denoted "New Series A Preferred Warrants" replace the amount 23.0% with 16.53846%, and

                                        5

          b) in the subsection denoted "New Series B Preferred Warrants" replace the amount 7.0% with 13.46154%.

     15. Exhibit P to the Plan Supplement, the Restructuring Agreement, is to be
modified as follows:

          a) in Exhibit A, section C, subsection denoted as "Warrants," replace the amounts 23.0% and 7.0% with 16.53846% and 13.46154% respectively,
          and

          b) an Annex A has been added to the Restructuring Agreement which contains a table showing the number of shares to be issued pursuant to the provisions of the Plan if modified as proposed herein.

                           BASIS FOR RELIEF REQUESTED

     16. The proponent of a plan may modify such plan after confirmation and before substantial consummation pursuant to Bankruptcy Code Section 1127(b), which provides:

          The proponent of a plan or the reorganized debtor may modify such plan at any time after confirmation of such plan and before substantial consummation of such plan, but may not modify such plan such that such plan as modified fails to meet the requirements of sections 1122 and
          1123 of this title. Such plan as modified under this subsection becomes the plan only if circumstances warrant such modification and the court, after notice and a hearing, confirms such plan as modified, under section 1129 of this title.

11 U.S.C. Section 1127(b). "Substantial Consummation" is defined in Bankruptcy
Code Section 1101(2) to mean:

     (A) Transfer of all or substantially all of the property proposed by the plan to be transferred;

     (B) assumption by the debtor or by the successor to the debtor under the plan of the business or the management of all or substantially all of the property dealt with by the plan; and

     (C) commencement of distribution under the Plan.

11 U.S.C. Section 1101(2). See also Doral Center, Inc. v. Ionosphere Clubs, Inc.
(in re Ionosphere Clubs, Inc.), 208 B.R. 812, 815 (S.D.N.Y. 1997) ("Subsection
1127(b) provides the sole means for modification of the plan of reorganization after it has been confirmed") (citing Collier [PARA] 1127.04). The Debtor has the burden of establishing that all the requirements of section 1127(b) are met.
In re Legend Radio Group, 248 B.R. 281, 285 (Bankr. W.D. Va. 1999) aff'd 211
F.3d 265 (4th Cir. 2000).

                                        6

Because all the requirements for approval of the Modification have been met here, the Debtors respectfully request entry of the order approving the
Modification and confirming the Plan, as modified.

     17. The order confirming the Plan was entered on October 12, 2000 (the
"Confirmation Date"). The Plan has not yet been substantially consummated because of the complex nature of the Debtors' corporate structure and affiliates and the involvement of the laws of numerous foreign jurisdictions in carrying out the provisions of the Plan.

     18. It was anticipated by the Debtors and the Committee that the Plan would have been substantially consummated on December 22, 2000. However, in a final review of the closing documents it was determined by the Debtors and confirmed by the Committee that a literal interpretation of the provisions of the
Restructuring Agreement and the Plan would have produced a capitalization of TBS
International different from that intended to be produced by the Debtors and the four large noteholders who executed the Restructuring Agreement. These four large noteholders also constitute a majority of the Committee.

     19. The result of the modifications described above would be to cause TBS
International to issue more Class C Shares to the Noteholders than would be issued under the current provisions of the Plan, and fewer Series A Warrants and more Series B Warrants than would be issued respectively under the current provisions of the Restructuring Agreement if the current numbers of Class C
Shares, Series A Warrants and Series B Warrants to be issued to the Noteholders under the confirmed Plan assume, and the Debtors have represented to the
Committee, that no warrants, options or rights to acquire equity securities of the Debtors exist. To the extent such warrants, options or rights to acquire equity securities of the Debtors are subsequently uncovered, a slight adjustment to the number of Class C Shares, Series A Warrants and Series B Warrants to be
issued to the Noteholders would be required which the Debtors and the Committee believe would not require further Court approval.

                                        7

     20. The Debtors, the four large noteholders and three key officers, all the parties to the Restructuring Agreement, and the Committee believe the Confirmed
Plan if modified as set forth herein will (i) implement the business understanding of the parties to the Restructuring Agreement and (ii) will not materially adversely affect the treatment of any Noteholder. No other parties are affected by the modifications proposed herein except for Standcrown
(Gibraltar) Limited, Treetops Holding LLC and Blatte Group LLC, holders of Class
A and Class B shares, who are being served with this Motion.

     21. The parties to the Restructuring Agreement have agreed to execute an amendment to the Restructuring Agreement to conform to the modifications set forth herein, which amendment shall become effective upon entry of an order of this Court approving the plan modifications proposed herein.

     22. All other provisions in the Plan that were found to satisfy Bankruptcy
Code sections 1122 and 1123 in the Confirmation Order remain unchanged and continue to satisfy the requirements of these Bankruptcy Code sections.

                                   CONCLUSION

     23. Accordingly, the Debtors submit that the circumstances in these cases warrant entry of an order approving the Amendments to Exhibits C and D to the
Plan, and Exhibit P to the Plan Supplement, as in the best interest of creditors, and confirming the Plan as modified.

                                     NOTICE

     24. Notice of this Motion has been given to the Office of the United States
Trustee, 33 Whitehall Street, 21st Floor, New York, NY 10004 Attention: Pamela
J. Lustrin, Esq.; counsel to the Committee, Milbank, Tweed, Hadley & McCloy, 1
Chase Manhattan Plaza, New York, NY 10005, Attention: Dennis F. Dunne, Esq.;
Standcrown (Gibraltar) Limited, c/o Globe Maritime Limited, 232/238 Bishopsgate,
London EC2M 4RA, United Kingdom; Treetops

                                        8

Holding LLC, 612 E. Grassy Sprain Road, Yonkers, NY 10710; Blatte Group LLC, 198
Harbor View North, Lawrence, NY 11559-1906; and all parties appearing on the
Debtors' Limited Notice List, as of December 11, 2000. In light of the nature of the Motion, the Debtors submit that the notice provided is appropriate and that no other notice need be given.

                                      Respectfully Submitted By
                                      GIBSON, DUNN & CRUTCHER LLP
                                      200 Park Avenue
                                      New York, New York 10166
                                      Telephone: (212) 351-4000
                                      Facsimile: (212) 351-4035

                                      By: /s/ Audrey S. Trundle
                                          --------------------------------------
                                          James P. Ricciardi, P.C. (JR 5901)
                                          Rosalie W. Gray (RG 5208)
                                          Audrey S. Trundle (AT 8149)

                                          Attorneys for Debtors

                                        9

GIBSON, DUNN & CRUTCHER LLP                PRESENTMENT DATE AND TIME:
                                           DECEMBER 2, 2000 AT 12:00 NOON
200 Park Avenue
New York, New York 10166-0193
Telephone: (212) 351-4000
Facsimile: (212) 351-4035
James P. Ricciardi, P.C. (JR 5901)
Rosalie W. Gray (RG 5208)
Audrey S. Trundle (AT 8149)

Attorneys for Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------   X
                                         :
In re:                                   :   Chapter 11
                                         :
TBS INTERNATIONAL LIMITED,               :   Case Nos. 00-41696 (PCB)
TBS SHIPPING INTERNATIONAL LIMITED,      :   through 00-41712 (PCB)
TECHNOTRADE LIMITED,                     :
WESTBROOK HOLDINGS LTD.,                 :   (Jointly Administered)
BEDFORD MARITIME CORP.,                  :
BRIGHTON MARITIME CORP.,                 :
COLUMBUS MARITIME CORP.,                 :
CORTLAND NAVIGATION CORP.,               :
FRANKFORT MARITIME CORP.,                :
HANCOCK NAVIGATION CORP,                 :
HARI MARITIME CORP.,                     :
NEWKIRK NAVIGATION CORP.,                :
PROSPECT NAVIGATION CORP.,               :
SUMMIT MARITIME CORP.,                   :
TREMONT MARITIME CORP., and              :
WHITEHALL MARINE TRANSPORT CORP.,        :
                                         :
               Debtors.                  :
--------------------------------------   :

               MOTION OF DEBTORS FOR ORDER PURSUANT TO BANKRUPTCY
              CODE SECTION 1127(b) APPROVING SECOND MODIFICATION OF
                 PLAN AND CONFIRMING THIRD AMENDED JOINT PLAN OF
               REORGANIZATION OF DEBTORS, AS MODIFIED, AND STATUS
                 REPORT PURSUANT TO LOCAL RULE 3021-1 CONCERNING
                           EFFORTS TO CONSUMMATE PLAN.

TO THE HONORABLE PRUDENCE CARTER BEATTY:
UNITED STATES BANKRUPTCY JUDGE:

          TBS International Limited ("International") and its affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (the
"Debtors"), hereby move for an order pursuant to Bankruptcy Code section 1127(b)
authorizing their modification of the Third Amended Joint Plan of Reorganization
of Debtors under Chapter 11 of Title 11 of the United States Code (the "Plan,"
capitalized terms not defined herein have the meanings given to them in the
Plan) and confirming the Plan, as modified, to reflect revisions to the definition of Exit Financing Facility in Section 1.1.41 of the Plan to extend the deadline for closing such facility until sixty-one days after the
Confirmation Date and to allow the Debtors and the Creditors Committee to further extend such deadline, if necessary, by filing a joint notice of such extension executed by counsel to the Debtors and the Creditors Committee with the Court (the "Modification"). In support thereof, the Debtors respectfully represent as follows:

                                  JURISDICTION

     1. This Court has jurisdiction to consider this Motion pursuant to 28
U.S.C. Sections 157 and 334. This matter is a core proceeding pursuant to 28
U.S.C. Section 157(b). Venue is proper before this Court pursuant to 28 U.S.C.
Sections 1408 and 1409.

                                   BACKGROUND

     2. On July 6, 2000 (the "Petition Date"), the Debtors commenced these cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").
Pursuant to Bankruptcy Code sections 1107(a) and 1108, the Debtors are operating their business and managing their properties as debtors in possession. By order of this Court, these cases are being jointly administered for procedural purposes only.

                                        1

     3. On July 17, 2000 the United States Trustee for the Southern District of
New York appointed the Official Committee of Unsecured Creditors (the "Creditors
Committee") pursuant to Bankruptcy Code section 1102 to serve in these cases. No trustee or examiner has been appointed in these cases.

     4. The Debtors are part of a vast multinational corporate organization (the
"TBS Enterprise") that is engaged in the ocean transportation business. The TBS
Enterprise consists of numerous interrelated companies, certain of which are direct and indirect subsidiaries of TBS International Limited ("TBS
International") and are among the Debtors herein, and certain of which are part of separate corporate families that are owned or controlled by certain of the shareholders of TBS International. The operational headquarters of the TBS
Enterprise is located at 612 East Grassy Sprain Road, in Yonkers, New York. The
business of the Debtors is primarily conducted at that address.

     5. TBS International is primarily a holding company, with one direct subsidiary, TBS Shipping International Limited ("TBS Shipping"), one of the
Debtors herein. TBS Shipping is also primarily a holding company. It has three direct subsidiaries, RAS Shipping Company Limited ("RAS"), TBS Worldwide
Services, Inc. ("Worldwide"), and Technotrade Limited ("Technotrade") (Shipping,
together with RAS, Worldwide and Technotrade and the direct and indirect subsidiaries of each, the "Shipping Group"). RAS and Worldwide are not included among the Debtors in these chapter 11 cases, while Technotrade is.

     6. Technotrade, a holding company, has one subsidiary, Westbrook Holdings
Ltd. (" Westbrook"), which is another of the Debtors herein. Finally, Westbrook, a holding company, has a number of subsidiaries, including the remaining
Debtors, Bedford Maritime Corp., Brighton Maritime Corp., Columbus Maritime
Corp., Cortland Navigation Corp., Frankfort Maritime Corp., Hancock Navigation
Corp., Hari Maritime Corp., Newkirk Navigation Corp., Prospect Navigation Corp.,
Summit Navigation Corp., Tremont Maritime Corp., and Whitehall Marine Transport
Corp.

                                        2

All of such remaining Debtors are owners of vessels that are utilized in the ocean transportation business.

     7. Within the TBS Enterprise, the Shipping Group operates liner/parcel services that transport high value, time-sensitive cargoes. The Shipping Group targets premium markets not efficiently served by bulk or container vessel operators. Through affiliates that are indirect, non-debtor subsidiaries of
Shipping (the "Liner/Parcel Affiliates"), the Shipping Group currently operates liner/parcel service routes between Japan and the West and East Coasts of South
America, and between ports on the East and West Coasts of South America. In addition, the Shipping Group transports cargoes between the United States and
South America and other locations on a sporadic basis in response to customer demand.

     8. The conduct of the liner/parcel service involves the operation by the
Shipping Group of a fleet of vessels varying in number from eighteen to twenty-five, twelve of which are owned by the Debtors. The vessels carry general cargo such as machinery and spare parts, partially completed cars, steel products, project-type cargoes such as heavy equipment and machinery, mining equipment and pipe, oil field services equipment, finished copper products, mining concentrates, and fishmeal.

     9. The Debtors make their vessels available to the Shipping Group, and provide the services necessary to their effective utilization by the Shipping
Group, through a series of transactions involving third parties, certain of their own subsidiaries, and ultimately certain affiliated management services companies within the TBS Enterprise. Because the Debtors have no employees of their own, they are dependent on obtaining, through such transactions, the managerial, administrative, operational, advisory, ship maintenance, crewing, commercial, technical, purchasing, brokerage, claims, insurance, financial management, agency and port services necessary to support their vessels. The end result of the series of transactions is that the Debtors obtain such necessary services principally from Roymar Ship Management, Inc., TBS Shipping Services,
Inc., and Equity

                                        3

Marine, Inc., which are affiliated management services companies within the TBS
Enterprise, located in Yonkers, New York.

     10. The Debtors earn net freight revenues (freight revenues less voyage expenses) through the deployment of their vessels in the Shipping Group's liner/parcel service. In general, the Liner/Parcel Affiliates bill, and receive payment from, customers for freight costs. The freight revenues are used by the
Liner/Parcel Affiliates to pay voyage expenses, which include stevedoring, port costs, fuel, commissions, and lashing materials for securing cargoes. Net freight revenues are transferred by the Liner/Parcel Affiliates to their parent
Worldwide, which in turn makes distributions to the Debtors of amounts attributable to the Debtors' vessels. With such amounts, the Debtors are responsible for paying for vessel mortgage payments, if any, charter hires and vessel operating expenses. In addition, the Debtors pay certain fees to the affiliated management services companies for services performed on their behalf.
The balance of any funds available to the Debtors is generally distributed to
Shipping for other overhead costs, including debt service.

     11. On a consolidated basis, as of December 31,1999, the Shipping Group
(including non-debtors) had assets of approximately $105.0 million and liabilities of approximately $134.5 million. The Debtors' twelve owned vessels constitute the substantial majority of the Shipping Group's assets. The substantial majority of its liabilities consists of certain First Preferred Ship
Mortgage Notes Due 2005 (the "Notes"), in the aggregate principal amount of $110 million. The Notes, which are in default, were issued by TBS Shipping, guaranteed by all of the Debtors other than TBS International and Asia-America, and secured by the Debtors' twelve owned vessels.

     12. The filing of these chapter 11 cases resulted from the agreement of the
Debtors to restructure their obligations under the Notes pursuant to a chapter
11 plan of reorganization and scheme of arrangement under Bermuda Law negotiated with the holders of, or advisors or managers for, the beneficial holders of in excess of two-thirds in amount of the Notes. On the Petition Date, the Debtors filed a proposed joint plan of reorganization that reflected that agreement, and by order

                                        4

dated October 11, 2000 (the "Confirmation Order"), this Court confirmed the Plan that implements the terms of that agreement.

     13. Section 9.1(d) of the Plan provides that it is a condition precedent to the substantial consummation of the Plan that the closing of the Exit Financing
Facility shall have occurred and the funding of the Exit Financing Facility shall have commenced. The Exit Financing Facility is defined in Section 1.1.41 of the Plan as follows:

          EXIT FINANCING FACILITY means an accounts-receivable-based revolving credit facility to be entered into by the Debtors on the Effective Date and on terms satisfactory to the Noteholder members of the Creditors Committee and the Debtors; provided, however, that if such a commitment letter is not obtained on or before the hearing at which the Bankruptcy Court considers confirmation of the Plan or is obtained for a committed amount of less than
     $4 million, then the Noteholder members of the Creditors Committee will choose, in their sole discretion, to implement one or a combination of the following options to provide the Debtors with additional liquidity in an amount equal to the difference between $4 million and the amount of the
     Exit Financing Facility (if any) the Debtors obtained: (i) permit a first or second-priority carve-out to the mortgages on some or all of the
     Mortgaged Vessels or to other collateral as required to obtain the Exit
     Financing Facility; (ii) funding the Exit Financing Facility or a portion thereof on commercially reasonable terms typically charged by the
     Noteholders as lenders in such situations; and/or (iii) take such other action as the Debtors and the Noteholder members of the Creditors Committee mutually agree in order to provide the requisite working capital liquidity, in each case so that the condition set forth in section 9.1(d) of the Plan is satisfied within forty-five days of the Confirmation Date.

     14. To satisfy the forty-five day deadline, the Exit Financing Facility must close on or before November 27, 2000. With the consent of the Creditors
Committee, the Debtors are requesting authorization to modify Section 1.1.41 of the Plan to extend the deadline for closing the Exit Financing Facility until sixty-one days after the Confirmation Date and to allow the Debtors and the
Creditors Committee to further extend such deadline, if necessary, by filing a joint notice of extension with the Court.

     15. Specifically, the Modification would replace the language at the end of
Section 1.1.41 that reads "within forty-five days of the Confirmation Date" with the following language: "within sixty-one days of the Confirmation Date or such other date designated in a joint submission filed by the Debtors and the
Creditors Committee and executed by counsel to the Debtors and the Creditors

                                        5

Committee and served on the Office of the United States Trustee and all parties appearing on the Debtors' Limited Notice List."

     16. A revised copy of the Plan reflecting this Modification is attached hereto as Exhibit "A".

                           BASIS FOR RELIEF REQUESTED

     17. The proponent of a plan may modify such plan after confirmation and before substantial consummation pursuant to Bankruptcy Code Section 1127(b), which provides:

          The proponent of a plan or the reorganized debtor may modify such plan at any time after confirmation of such plan and before substantial consummation of such plan, but may not modify such plan such that such plan as modified fails to meet the requirements of sections 1122 and
          1123 of this title. Such plan as modified under this subsection becomes the plan only if circumstances warrant such modification and the court, after notice and a hearing, confirms such plan as modified, under section 1129 of this title.

11 U.S.C. Section 1127(b). "Substantial Consummation" is defined in Bankruptcy
Code Section 1101(2) to mean:

     (A) Transfer of all or substantially all of the property proposed by the plan to be transferred;

     (B) assumption by the debtor or by the successor to the debtor under the plan of the business or the management of all or substantially all of the property dealt with by the plan; and

     (C) commencement of distribution under the Plan.

11 U.S.C. Section 1101(2). See also Doral Center. Inc. v. Ionosphere Clubs. Inc.
(in re Ionosphere Clubs. Inc.), 208 B.R. 812, 815 (S.D.N.Y. 1997) ("Subsection
1127(b) provides the sole means for modification of the plan of reorganization after it has been confirmed") (citing Collier [PARA] 1127.04). The Debtor has the burden of establishing that all the requirements of section 1127(b) are met.
In re Legend Radio Group, 248 B.R. 281, 285 (Bankr. W.D. Va. 1999) aff'd 211
F.3d 265 (4th Cir. 2000). Because all the requirements for approval of the
Modification have been met here, the Debtors

                                        6

respectfully request entry of the order approving the Modification and confirming the Plan, as modified.

     A.   THE PLAN HAS BEEN CONFIRMED BUT HAS NOT BEEN SUBSTANTIALLY CONSUMMATED

     18. The order confirming the Plan was entered on October 12, 2000 (the
"Confirmation Date"). The Plan has not been substantially consummated because the closing of the Exit Financing Facility is a condition to substantial consummation of the Plan. Since the Confirmation Date, the Debtors and the
Creditors Committee and its financial advisors have worked diligently to identify a third party lender to provide the Exit Financing Facility. After several institutions conducted diligence and ultimately declined to provide this loan, certain Noteholders on the Creditors Committee (the "Noteholder Lenders")
agreed to provide the financing. On November 14, 2000, counsel to the Noteholder
Lenders provided the Debtors with a term sheet for the Exit Financing Facility.
On November 17, 2000, counsel to the Noteholder Lenders sent the Debtors'
counsel a draft credit agreement and other documentation necessary to close the
Exit Financing Facility (the "Credit Agreement"). The Debtors and the Noteholder
Lenders are working diligently to finalize this documentation; however, they have determined they will be unable to do so prior to November 27, 2000.

     19. Since the Confirmation Date, the Debtors have completed all other preparations necessary for substantial consummation of the Plan. The Debtors'
new indenture trustee, exchange and transfer agents have been retained, and the
Debtors have taken all the other material steps necessary to issue the Amended and Restated Notes and other securities as required by the Plan.

     20. The scheme of arrangement proposed in Bermuda for TBS International was approved by Order, dated October 13, 2000. The Order will be filed with the
Bermuda Monetary Authority in order to implement the Scheme on or after the date that the Plan is substantially

                                        7

consummated. Thus, it is clear that once the Exit Financing Facility is fully documented, the Debtors will be prepared to substantially consummate the Plan, without further delay.

     B.   THE PLAN, AS MODIFIED, MEETS THE REQUIREMENTS OF BANKRUPTCY CODE
          SECTION 1122 AND 1123

     21. The proposed Modification only extends the deadline for closing the
Exit Financing Facility contained in the definition of Exit Financing Facility in Section 1.1.41 of the Plan. All other provisions in the Plan that were found to satisfy Bankruptcy Code sections 1122 and 1123 in the Confirmation Order remain unchanged and continue to satisfy the requirements of these Bankruptcy
Code sections.

     22. The Creditors Committee has indicated that it has no objection to the proposed Modification or confirmation of the Plan, as modified. Accordingly, the
Debtors submit that the circumstances in these cases warrant approval of the
Modification and confirmation of the Plan, as modified.

                                     NOTICE

     23. Notice of this Motion has been given to the Office of the United States
Trustee, 33 Whitehall Street, 21st Floor, New York, NY 10004 Attention: Pamela
J. Lustrin, Esq.; counsel to the Creditors Committee, Milbank, Tweed, Hadley &
McCoy, 1 Chase Manhattan Plaza, New York, NY 10005, Attention: Dennis F. Dunne,
Esq.; and all parties appearing on the Debtors' Limited Notice List, as of
November 20, 2000. In light of the nature of the Motion, the Debtors submit that the notice provided is appropriate and that no other notice need be given.

                                      Respectfully Submitted By
                                      GIBSON, DUNN & CRUTCHER LLP
                                      200 Park Avenue
                                      New York, New York 10166
                                      Telephone: (212) 351-4000
                                      Facsimile: (212) 351-4035

                                        8

                                      By: /s/ Audrey S. Trundle
                                          --------------------------------------
                                          James P. Ricciardi, P.C. (JR 5901)
                                          Rosalie W. Gray (RG 5208)
                                          Audrey S. Trundle (AT 8149)

                                      Attorneys for Debtors

DATED: November 22, 2000

                                        9

GIBSON, DUNN & CRUTCHER LLP                PRESENTMENT DATE AND TIME:
                                           FEBRUARY 5, 2001 AT 12:00 NOON
200 Park Avenue
New York, New York 10166-0193
Telephone: (212) 351-4000
Facsimile: (212) 351-4035
James P. Ricciardi, P.C. (JR 5901)
Rosalie W. Gray (RG 5208)
Audrey S. Trundle (AT 8149)

Attorneys for Debtors

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------   X
                                         :
In re:                                   :   Chapter 11
                                         :
TBS INTERNATIONAL LIMITED,               :   Case Nos. 00-41696 (PCB)
TBS SHIPPING INTERNATIONAL LIMITED,      :   through 00-41712 (PCB)
TECHNOTRADE LIMITED,                     :
WESTBROOK HOLDINGS LTD.,                 :   (Jointly Administered)
BEDFORD MARITIME CORP.,                  :
BRIGHTON MARITIME CORP.,                 :
COLUMBUS MARITIME CORP.,                 :
CORTLAND NAVIGATION CORP.,               :
FRANKFORT MARITIME CORP.,                :
HANCOCK NAVIGATION CORP.,                :
HARI MARITIME CORP.,                     :
NEWKIRK NAVIGATION CORP.,                :
PROSPECT NAVIGATION CORP.,               :
SUMMIT MARITIME CORP.,                   :
TREMONT MARITIME CORP., and              :
WHITEHALL MARINE TRANSPORT CORP.,        :
                                         :
               Debtors.                  :
--------------------------------------   :

               MOTION OF DEBTORS FOR ORDER APPROVING MODIFICATIONS
       TO CONFIRMED PLAN OF REORGANIZATION PURSUANT TO SECTION 1127(B) OF
         THE BANKRUPTCY CODE AND TO THE RESTRUCTURING AGREEMENT FILED AS
        EXHIBIT P TO THE PLAN SUPPLEMENT AND DESCRIPTION OF CONSEQUENCES
                        FOR DISTRIBUTIONS TO NOTEHOLDERS

TO THE HONORABLE PRUDENCE CARTER BEATTY:
UNITED STATES BANKRUPTCY JUDGE:

          TBS International Limited and its affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (the "Debtors"), hereby move for an order approving a modification (the "Modification") to the Confirmed
Third Amended Joint Plan of Reorganization of Debtors under Chapter 11 of Title
11 of the United States Code, as modified (the "Plan," capitalized terms not defined herein have the meanings given to them in the Plan) pursuant to section
1127(b) of the Bankruptcy Code and to the Restructuring Agreement filed as
Exhibit P to the Plan Supplement and provide a description of the consequences of the Modification for distributions to Noteholders and in support thereof respectfully submit as follows:

                                  JURISDICTION

     1. This Court has jurisdiction to consider this Motion pursuant to 28
U.S.C. Sections 157 and 334. This matter is a core proceeding pursuant to 28
U.S.C. Section 157(b). Venue is proper before this Court pursuant to 28 U.S.C.
Sections 1408 and 1409.

                                   BACKGROUND

     2. On July 6, 2000 (the "Petition Date"), the Debtors commenced these cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").
Pursuant to Bankruptcy Code sections 1107(a) and 1108, the Debtors are operating their business and managing their properties as debtors in possession. By order of this Court, these cases are being jointly administered for procedural purposes only.

     3. On July 17, 2000 the United States Trustee for the Southern District of
New York appointed the Official Committee of Unsecured Creditors (the
"Committee") pursuant to Bankruptcy Code section 1102 to serve in these cases.
No trustee or examiner has been appointed in these cases.

     4. The Debtors are part of a vast multinational corporate organization (the
"TBS Enterprise") that is engaged in the ocean transportation business. The TBS
Enterprise consists of

                                        2

numerous interrelated companies, certain of which are direct and indirect subsidiaries of TBS International Limited ("TBS International") and are among the Debtors herein, and certain of which are part of separate corporate families that are owned or controlled by certain of the shareholders of TBS
International. The operational headquarters of the TBS Enterprise is located at
612 East Grassy Sprain Road, in Yonkers, New York. The business of the Debtors is primarily conducted at that address.

     5. TBS International is primarily a holding company, with one direct subsidiary, TBS Shipping International Limited ("TBS Shipping"), one of the
Debtors herein. TBS Shipping is also primarily a holding company. It has three direct subsidiaries, RAS Shipping Company Limited ("RAS"), TBS Worldwide
Services, Inc. ("Worldwide"), and Technotrade Limited ("Technotrade") (Shipping,
together with RAS, Worldwide and Technotrade and the direct and indirect subsidiaries of each, the "Shipping Group"). RAS and Worldwide are not included among the Debtors in these chapter 11 cases, while Technotrade is.

     6. Technotrade, a holding company, has one subsidiary, Westbrook Holdings
Ltd. ("Westbrook"), which is another of the Debtors herein. Finally, Westbrook, a holding company, has a number of subsidiaries, including the remaining
Debtors, Bedford Maritime Corp., Brighton Maritime Corp., Columbus Maritime
Corp., Cortland Navigation Corp., Frankfort Maritime Corp., Hancock Navigation
Corp., Hari Maritime Corp., Newkirk Navigation Corp., Prospect Navigation Corp.,
Summit Navigation Corp., Tremont Maritime Corp., and Whitehall Marine Transport
Corp. All of such remaining Debtors are owners of vessels that are utilized in the ocean transportation business.

     7. Within the TBS Enterprise, the Shipping Group operates liner/parcel services that transport high value, time-sensitive cargoes. The Shipping Group targets premium markets not efficiently served by bulk or container vessel operators. Through affiliates that are indirect, non-debtor subsidiaries of
Shipping (the "Liner/Parcel Affiliates"), the Shipping Group currently operates liner/parcel service routes between Japan and the West and East Coasts of South
America, and

                                        3

between ports on the East and West Coasts of South America. In addition, the
Shipping Group transports cargoes between the United States and South America and other locations on a sporadic basis in response to customer demand.

     8. The conduct of the liner/parcel service involves the operation by the
Shipping Group of a fleet of vessels varying in number from eighteen to twenty-five, twelve of which are owned by the Debtors. The vessels carry general cargo such as machinery and spare parts, partially completed cars, steel products, project-type cargoes such as heavy equipment and machinery, mining equipment and pipe, oil field services equipment, finished copper products, mining concentrates, and fishmeal.

     9. The Debtors make their vessels available to the Shipping Group, and provide the services necessary to their effective utilization by the Shipping
Group, through a series of transactions involving third parties, certain of their own subsidiaries, and ultimately certain affiliated management services companies within the TBS Enterprise. Because the Debtors have no employees of their own, they are dependent on obtaining, through such transactions, the managerial, administrative, operational, advisory, ship maintenance, crewing, commercial, technical, purchasing, brokerage, claims, insurance, financial management, agency and port services necessary to support their vessels. The end result of the series of transactions is that the Debtors obtain such necessary services principally from Roymar Ship Management, Inc., TBS Shipping Services,
Inc., and Equity Marine, Inc., which are affiliated management services companies within the TBS Enterprise, located in Yonkers, New York.

     10. The Debtors earn net freight revenues (freight revenues less voyage expenses) through the deployment of their vessels in the Shipping Group's liner/parcel service. In general, the Liner/Parcel Affiliates bill, and receive payment from, customers for freight costs. The freight revenues are used by the
Liner/Parcel Affiliates to pay voyage expenses, which include stevedoring, port costs, fuel, commissions, and lashing materials for securing cargoes. Net freight revenues are transferred by the Liner/Parcel Affiliates to their parent
Worldwide, which in turn makes distributions to the Debtors of amounts attributable to the Debtors' vessels. With such amounts, the

                                        4

Debtors are responsible for paying for vessel mortgage payments, if any, charter hires and vessel operating expenses. In addition, the Debtors pay certain fees to the affiliated management services companies for services performed on their behalf. The balance of any funds available to the Debtors is generally distributed to Shipping for other overhead costs, including debt service.

     11. On a consolidated basis, as of December 31, 1999, the Shipping Group
(including non-debtors) had assets of approximately $105.0 million and liabilities of approximately $134.5 million. The Debtors' twelve owned vessels constitute the substantial majority of the Shipping Group's assets. The substantial majority of its liabilities consists of certain First Preferred Ship
Mortgage Notes Due 2005 (the "Notes"), in the aggregate principal amount of $110 million. The Notes, which are in default, were issued by TBS Shipping, guaranteed by all of the Debtors other than TBS International and Asia-America, and secured by the Debtors' twelve owned vessels.

     12. The filing of these chapter 11 cases resulted from the agreement of the
Debtors to restructure their obligations under the Notes pursuant to a chapter
11 plan of reorganization and scheme of arrangement under Bermuda Law negotiated with the holders of, or advisors or managers for, the beneficial holders of in excess of two-thirds in amount and fifty percent of the holders of the Notes.
These same Noteholders are members of the Committee in these cases. On the
Petition Date, the Debtors filed a proposed joint plan of reorganization that reflected that agreement, and by order dated October 11, 2000 (the "Confirmation
Order"), this Court confirmed the Plan that implements the terms of that agreement.

                        PROPOSED MODIFICATIONS TO PLAN AS
               PREVIOUSLY MODIFIED BY ORDER DATED JANUARY 4, 2001

     13. Section 1.1.39 of the Plan is to be modified by inserting before the period at the end of the final sentence of such section the words "or the New
Series C Preferred Warrants".

     14. Section 1.1 of the Plan is to be modified by inserting, immediately following Section 1.1.49 of the Plan, a new Section 1.1.49a as follows:

          "1.1.49a. New Series C Preferred Warrants means the warrants described in Exhibit D to the Plan, to be authorized under Section 7.6.6 of the Plan and to be

                                        5

     issued and distributed to holders of Allowed Noteholder Claims as set forth in Section 3.5 of the Plan."

     15. Section 1.1.51 of the Plan is to be modified in its entirety by replacing the definition of "Noteholder Distribution Record Date" in its entirety as follows:

          "Noteholder Distribution Record Date means October 11,2000."

     16. Section 3.5.3 of the Plan is to be modified by inserting before the period at the end of the first sentence the words "and (f) New Series C
Preferred Warrants".

     17. Section 3.7.2 of the Plan is to be modified by inserting before the period at the end of the first sentence the words "and New Series C Preferred
Warrants".

     18. Section 7.1 of the Plan is to be modified by inserting the words "and
New Series C Preferred Warrants" in clause (c) immediately after the words "New
Series B Preferred Warrants".

     19. Section 7.4.1 (f) of the Plan is to be modified by inserting the words
"and New Series C Preferred Warrants" immediately after all three instances of the words "New Series B Preferred Warrants".

     20. Section 7.6 of the Plan is to be modified as follows:

          a) deleting the "and" at the end of Section 7.6.4;

          b) by deleting the period and inserting "; and" at the end of Section
7.6.5; and

          c) inserting a new Section 7.6.6. as follows:

               "7.6.6. the New Series C Preferred Warrants".

     21. Section 7.7 of the Plan is to be modified by inserting the words "and
New Series C Preferred Warrants" immediately after all four instances of the words "New Series B Preferred Warrants".

     22. Section 7.12.6 of the Plan is to be modified by inserting the words
"and New Series C Preferred Warrants" immediately after both instances of the words "New Series B Preferred Warrants".

                                        6

     23. Section 11.1 of the Plan is to be modified by inserting the words "and
New Series C Preferred Warrants" immediately after the words "New Series B
Preferred Warrants".

     24. Exhibit C to the Plan is to be modified by deleting the words "on a fully diluted basis" in the first sentence of Exhibit C.

     25. Exhibit D to the Plan is to be modified as follows:

          a) in the subsection denoted "New Series A Preferred Warrants" replace the amount 16.53846% with 26.53846%;

          b) in the subsection denoted "New Series B Preferred Warrants" replace the amount 13.46154% with 6.17647%;

          c) insert immediately following the subsection denoted "New Series B
Preferred Warrants" a new subsection denoted "New Series C Preferred Warrants"
as follows:

               "New Series C Preferred Warrants Warrants to acquire New Class C
     Common Shares in an amount equal to 7.28506% of the total outstanding common shares of TBS International on a fully diluted basis.";

          d) in the subsection denoted "Exercise Conditions" insert a new final paragraph as follows:

               "The New Series C Preferred Warrants are exercisable only if both of the following have occurred (a) the Amended and Restated First Notes have not been repaid in full in Cash prior to the fourth anniversary of the
     Effective Date and (b) the New Preferred Shares have not been redeemed in full in Cash prior to the fifth anniversary of the Effective Date. The New
     Series C Preferred Warrants shall expire upon either the Amended and
     Restated First Notes being repaid in full in cash or the New Preferred
     Shares being redeemed in full in cash prior to the aforesaid respective applicable anniversary date.";

          e) in the subsection denoted "Anti-Dilution Protection" insert "and the New Series C Preferred Warrants" after the words "New Series B Preferred
Warrants"; and

          f) in the subsection denoted "Registration & Trading" insert "and the
New Series C Preferred Warrants" after both uses of the words "New Series B
Preferred Warrants".

     26. Exhibit P to the Plan Supplement, the Restructuring Agreement, is to be
modified as follows:

          a) an Annex A has been added to the Restructuring Agreement which contains a table showing the number of shares to be issued pursuant to the provisions of the Plan if modified as proposed herein.

          b) Exhibit A, section C, subsection denoted as "Common Shares" of the
Agreement shall be amended by deleting the words "fully diluted pro forma" and inserting the word "outstanding".

                                        7

          c) Exhibit A, section C, subsection denoted as "Warrants" of the
Agreement shall be deleted and replaced in its entirety with the following:

     "Warrants   Amount. Three series of Warrants ("A & B & C Warrants"): Series
                 A to acquire shares of an as yet to be determined class of the
                 Issuer's Common Shares in an amount equal to 26.53846% of the
                 Issuer's total outstanding Common Shares on a fully diluted basis. Series B to acquire shares of an as yet to be determined class of the Issuer's Common Shares in an amount equal to
                 6.17647% of the Issuer's total outstanding Common Shares on a fully diluted basis.

                 Series C to acquire shares of an as yet to be determined class of the Issuer's Common Shares in an amount equal to 7.28506%
                 of the Issuer's total outstanding Common Shares on a fully diluted basis.

                 Strike Price. One cent ($.01) per share, but in no event less than par value.

                 Exercise Conditions. The Series A Warrants are exercisable only if the First Notes have not been repaid in full in cash prior to the Fourth Anniversary Date. The Series B Warrants are
                 exercisable only if the Preferred Shares have not been redeemed in full in cash prior to the Fifth Anniversary Date. The Series
                 C Warrants are exercisable only if both the First Notes have not been repaid in full in cash prior to the Fourth Anniversary
                 Date and the Preferred Shares have not been redeemed in full in cash prior to the Fifth Anniversary Date. The Series A Warrants shall expire upon the First Notes being repaid in full in cash prior to the Fourth Anniversary Date. The Series B Warrants shall expire upon the Preferred Shares being redeemed in full in cash prior to the Fifth Anniversary Date. The Series C
                 Warrants shall expire upon the First Notes being repaid in full in cash prior to the Fourth Anniversary Date or the Preferred
                 Shares being redeemed in full in cash prior to the Fifth
                 Anniversary Date.

                 Anti-Dilution Protection. Warrants shall be protected against dilution."

                           BASIS FOR RELIEF REQUESTED

     27. The proponent of a plan may modify such plan after confirmation and before substantial consummation pursuant to Bankruptcy Code Section 1127(b), which provides:

          The proponent of a plan or the reorganized debtor may modify such plan at any time after confirmation of such plan and before substantial consummation of such plan, but may not modify such plan such that such plan as modified fails to meet the

                                        8

          requirements of sections 1122 and 1123 of this title. Such plan as modified under this subsection becomes the plan only if circumstances warrant such modification and the court, after notice and a hearing, confirms such plan as modified, under section 1129 of this title.

11 U.S.C. Section 1127(b). "Substantial Consummation" is defined in Bankruptcy
Code Section 1101(2) to mean:

     (A) Transfer of all or substantially all of the property proposed by the plan to be transferred;

     (B) assumption by the debtor or by the successor to the debtor under the plan of the business or the management of all or substantially all of the property dealt with by the plan; and

     (C) commencement of distribution under the Plan.

11 U.S.C. Section 1101(2). See also Doral Center, Inc. v. Ionosphere Clubs, Inc.
(in re Ionosphere Clubs. Inc.), 208 B.R. 812, 815 (S.D.N.Y. 1997) ("Subsection
1127(b) provides the sole means for modification of the plan of reorganization after it has been confirmed") (citing Collier [PARA] 1127.04). The Debtor has the burden of establishing that all the requirements of section 1127(b) are met.
In re Legend Radio Group, 248 B.R. 281, 285 (Bankr. W.D. Va. 1999) aff'd 211
F.3d 265 (4th Cir. 2000). Because all the requirements for approval of the
Modification have been met here, the Debtors respectfully request entry of the order approving the Modification and confirming the Plan, as modified.

     28. The order confirming the Plan was entered on October 12, 2000 (the
"Confirmation Date"). The Plan has not yet been substantially consummated because of the complex nature of the Debtors' corporate structure and affiliates and the involvement of the laws of numerous foreign jurisdictions in carrying out the provisions of the Plan.

     29. It was anticipated initially by the Debtors and the Committee that the
Plan would have been substantially consummated on December 22, 2000. However, in a review of the closing documents it was determined by the Debtors and confirmed by the Committee that a literal

                                        9

interpretation of the provisions of the Restructuring Agreement and the Plan would have produced a capitalization of TBS International different from that intended to be produced by the Debtors and the four large noteholders who executed the Restructuring Agreement. These four large noteholders also constitute a majority of the Committee. As a result of that review the Debtor proposed certain modifications to the Plan and Restructuring Agreement which were approved by Court on January 4, 2001.

     30. It was anticipated that those modifications would permit substantial consummation of the Plan to occur on or before January 5, 2001.

     31. However, in a final review of the closing documents as amended by those modifications, the Debtors and the Committee, including the four large noteholders who are parties to the Restructuring Agreement, decided that the exact business agreement, concerning post-reorganization equity ownership of the
Debtors, was still not reflected in the closing documents.

     32. The Debtors and the Committee have concluded that in order to accurately reflect their business expectations for the post-reorganization equity ownership of the Debtors, a new series of warrants needs to be created
(to be denominated as Series C Warrants) and the amount of Class C Shares,
Series A Warrants and Series B Warrants to be issued to the noteholders requires adjustment as well.

     33. The modifications described herein accomplish these adjustments.

          DESCRIPTION OF CONSEQUENCES FOR DISTRIBUTIONS TO NOTEHOLDERS

     34. The result of the modifications proposed herein will cause 25% of the then outstanding common stock of TBS International to be distributed to the noteholders on the Effective Date.

                                       10

     35. If the New First Notes have not been repaid in full in cash prior to the fourth anniversary of the Effective Date (the "Fourth Anniversary") and the
New Preferred Shares are not redeemed in full in cash prior to the fifth anniversary of the Effective Date (the "Fifth Anniversary"), then the New Series
A Preferred Warrants, the New Series B Preferred Warrants, and the New Series C
Preferred Warrants would all be exercisable, and, if exercised, would result in the noteholders owning 55% of the then outstanding common stock of TBS
International and having effective control of TBS International.

     36. If the New First Notes are repaid in full in cash prior to the Fourth
Anniversary and the New Preferred Shares are not redeemed in full in cash prior to the Fifth Anniversary, then the New Series A Preferred Warrants and the New
Series C Preferred Warrants would expire, and the New Series B Preferred
Warrants would be exercisable, and, if exercised, would result in the noteholders owning 32% of the then outstanding common stock of TBS
International.

     37. If the New First Notes are not repaid in full in cash prior to the
Fourth Anniversary, and the New Preferred Shares are redeemed in full in cash prior to the Fifth Anniversary, then the New Series B Preferred Warrants and the
New Series C Preferred Warrants would expire, and the New Series A Preferred
Warrants would be exercisable, and, if exercised, would result in the noteholders owning 48% of the then outstanding common shares of TBS
International.

     38. If the New First Notes are repaid in full in cash prior to the Fourth
Anniversary, and the New Preferred Shares are redeemed in full in cash prior to the Fifth Anniversary, then the New Series A Preferred Warrants, the New Series
B Preferred Warrants, and the New Series C Preferred Warrants all would expire and the noteholders would continue to hold 25% of the then outstanding common shares of TBS International.

                                       11

     39. The addition of the New Series C Preferred Warrants has made feasible these four different ownership percentage possibilities, as originally contemplated by the Debtors and the noteholder parties to the Restructuring
Agreement.

     40. The Debtors, the four large noteholders and three key officers, all the parties to the Restructuring Agreement, and the Committee believe the Confirmed
Plan if modified as set forth herein will (i) better implement the business understanding of the parties to the Restructuring Agreement, (ii) not materially adversely affect the treatment of any Noteholder and (iii) permit a prompt substantial consummation of the Plan. No other parties are affected by the modifications proposed herein except for Standcrown (Gibraltar) Limited,
Treetops Holding LLC and Blatte Group LLC, holders of Class A and Class B shares, who are being served with this Motion.

     41. The parties to the Restructuring Agreement have agreed to execute an amendment to the Restructuring Agreement to conform to the modifications set forth herein, which amendment shall become effective upon entry of an order of this Court approving the plan modifications proposed herein.

     42. All other provisions in the Plan that were found to satisfy Bankruptcy
Code sections 1122 and 1123 in the Confirmation Order remain unchanged and continue to satisfy the requirements of these Bankruptcy Code sections.

                               THE BERMUDA SCHEME

     43. Bermuda counsel advises the Debtors that the statutory provisions of
Bermuda law governing approval of schemes of arrangement do not permit modifications of the scheme after court approval, unless there is a resolicitation on an amended scheme.

     44. Therefore, the Debtors will be amending the Bermuda scheme and resoliciting acceptances of the scheme while this Court considers the modifications proposed hereby.

                                       12

     45. The Bermuda Supreme Court entered an order on January 18, 2001 permitting such a resolicitation. It is anticipated that a resolicitation of an amended Bermuda scheme can be completed by February 5, 2001 and that it may be presented for court sanction by February 7, 2001.

                                   CONCLUSION

     46. Accordingly, the Debtors submit that the circumstances in these cases warrant entry of an order approving the Modifications to the Plan, and Exhibit P to the Plan Supplement, as in the best interest of creditors, and confirming the
Plan as modified.

     47. If the Modifications are approved by this Court and the amended scheme is approved by the Bermuda Supreme Court before February 7, 2001, then it is anticipated that both the Plan and the amended scheme will become effective prior to February 9, 2001.

                                     NOTICE

     48. Notice of this Motion has been given to the Office of the United States
Trustee, 33 Whitehall Street, 21st Floor, New York, NY 10004 Attention: Pamela
J. Lustrin, Esq.; counsel to the Committee, Milbank, Tweed, Hadley & McCloy, 1
Chase Manhattan Plaza, New York, NY 10005, Attention: Dennis F. Dunne, Esq.;
Standcrown (Gibraltar) Limited, c/o Globe Maritime Limited, 232/238 Bishopsgate,
London EC2M 4RA, United Kingdom; Treetops Holding LLC, 612 E. Grassy Sprain
Road, Yonkers, NY 10710; Blatte Group LLC, 198 Harbor View North, Lawrence, NY
11559-1906; and all parties appearing on the Debtors' Limited Notice List, as of
January 22, 2001. In light of the nature of the Motion, the Debtors submit that the notice provided is appropriate and that no other notice need be given.

                                       13

                                      Respectfully Submitted By
                                      GIBSON, DUNN & CRUTCHER LLP
                                      200 Park Avenue
                                      New York, New York 10166
                                      Telephone: (212) 351-4000
                                      Facsimile: (212) 351-4035

                                      By: /s/ James P. Ricciardi
                                          --------------------------------------
                                          James P. Ricciardi, P.C. (JR 5901)
                                          Rosalie W. Gray (RG 5208)
                                          Audrey S. Trundle (AT 8149)

                                          Attorneys for Debtors

                                       14